Exhibit 10.67
EXECUTION COPY
SERVICING AGREEMENT
Dated as of December 20, 2006
by and among
CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A,
as Issuer
WELLS FARGO BANK, N.A.,
as Trustee and Backup Servicer
and
CAPITALSOURCE FINANCE LLC,
as Collateral Manager, Servicer and Special Servicer

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TABLE OF CONTENTS
(continued)

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EXHIBIT “A”	Collateral Obligations Schedule
EXHIBIT “B”	B Notes Schedule
EXHIBIT “C”	CMBS Schedule
EXHIBIT “D”	Mezzanine Loan Schedule
EXHIBIT “E”	Whole Loan Schedule
EXHIBIT “F”	Participations Schedule
EXHIBIT “G”	Preferred Equities Schedule

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          THIS SERVICING AGREEMENT dated as of December 20, 2006 (this “Agreement”) is by and among CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A, a Delaware statutory trust (the “Issuer”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Collateral Manager,” “Servicer” and “Special Servicer”, as the case may be ) and WELLS FARGO BANK, N.A., a national banking association (the “Trustee” and the “Backup Servicer,” as the case may be).
PRELIMINARY STATEMENTS
          The Issuer desires to engage the Servicer, the Special Servicer and the Backup Servicer, as the case may be, and the Servicer, the Special Servicer and the Backup Servicer, as the case may be, desires to accept the Issuer’s engagement, to service or special service, as applicable, the Collateral Obligations in accordance with the provisions of this Agreement.
          This Agreement shall become effective with respect to each Collateral Obligation, or appropriate group or portfolio of Collateral Obligations, upon the related Servicing Transfer Date.
          NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01. Defined Terms.
          Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture. In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
          “Accepted Servicing Practices”: Shall have the meaning ascribed to it in Section 2.01(b) hereof.
          “Accountant’s Statement”: Shall have the meaning ascribed it in Section 3.12 hereof.
          “Accounts”: The Escrow Accounts, the Collection Accounts, the REO Accounts and the Cash Collateral Accounts.
          “Additional Servicing Compensation”: (i) late payment charges and default interest with respect to the Collateral Obligations; (ii) fee or penalty amounts collected for checks or other items returned for insufficient funds; (iii) subject to Section 3.04 hereof, all income and gain realized from the investment of funds deposited in the Accounts; (iv) any charges levied by the Servicer or the Special Servicer, as applicable, for processing Obligor requests, beneficiary statements or demands; and (v) assumption, modification, extension and other related fees (including, without limitation, fees incurred in connection with defeasance) as set forth in Section 5.01(c) and 5.03(b) hereof, but in the case of (i) through (v), excluding the Retained Interest.
          “Appraisal”: With respect to each Underlying Mortgage Property, an appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.
          “Appraiser”: An Independent appraiser, selected by the Special Servicer, which is a member in good standing of The Appraisal Institute, and is certified or licensed in the state in which the relevant Collateral is located, and that has a minimum of five (5) years of experience in the appraisal of comparable properties.
          “Asset Status Report”: Shall have the meaning ascribed to it in Section 3.16(f).
          “Backup Servicing Fee”: With respect to each Collateral Obligation, an amount equal to the product of (a) the Backup Servicing Fee Rate and (b) the outstanding principal balance or outstanding unreturned capital of such Collateral Obligation, as calculated in the same manner as the Servicing Fee pursuant to Section 5.01 (other than the first sentence thereof) of this Agreement.
          “Backup Servicing Fee Rate”: With respect to each Collateral Obligation, 0.00125% per annum.
          “B Notes Schedule”: A schedule of certain B Notes which sets forth information with respect to such B Notes, as amended from time to time by the parties. An initial B Notes Schedule shall be attached hereto as Exhibit B.
          “Balloon Investment”: Any Collateral Obligation that requires a payment of principal on the maturity date in excess of its constant Monthly Payment or, with respect to a Collateral Obligation that is a Preferred Equity Security, a return of capital on the mandatory redemption date in excess of its constant Monthly Payment.
          “Balloon Payment”: With respect to each Balloon Investment, the scheduled payment of principal due on the maturity date (or in the case of an ARD Loan, the anticipated repayment date) (less principal included in the applicable amortization schedule or scheduled Monthly Payment), or with respect to a Collateral Obligation that is a Preferred Equity Security, the scheduled return of capital due on the mandatory redemption date (less return of capital included in the scheduled Monthly Payment).
          “Cash Collateral Account”: Shall have the meaning ascribed it in Section 3.14 hereof.
          “CLO Noteholder”: With respect to any CLO Note, the Person in whose names such CLO Note is registered in the applicable note register.

          “CLO Notes”: Collectively, the Class A-1A Senior Secured Floating Rate Term Notes, the Class A-1R Revolving Secured Floating Rate Term Notes, the Class A-2A Senior Secured Floating Rate Term Notes, the Class A-2B Senior Secured Floating Rate Term Notes, the Class B Second Priority Floating Rate Term Notes, the Class C Third Priority Floating Rate Capitalized Interest Term Notes, the Class D Fourth Priority Floating Rate Capitalized Interest Term Notes, the Class E Fifth Priority Floating Rate Capitalized Interest Term Notes, the Class F Sixth Priority Floating Rate Capitalized Interest Term Notes, the Class G Seventh Priority Floating Rate Capitalized Interest Term Notes, the Class H Eighth Priority Floating Rate Capitalized Interest Term Notes, the Class J Ninth Priority Floating Rate Capitalized Interest Term Notes and the Class K Tenth Priority Principal Only Term Notes, all of which are issued by the Issuer pursuant to the Indenture.
          “Closing Date”: December 20, 2006.
          “CMBS”: commercial mortgage backed securities.
          “CMBS Schedule”: A schedule of certain CMBS which sets forth information with respect to such CMBS, as amended from time to time by the parties. An initial CMBS Schedule shall be attached hereto as Exhibit C.
          “Collateral Obligations”: The Whole Loans, CMBS, B Notes (and, except where the context otherwise requires, any related Other Serviced Interest), Participations (and, except where the context otherwise requires, any related Other Serviced Interest), Mezzanine Loans (and, except where the context otherwise requires or any related Other Serviced Interest) and Preferred Equity Securities set forth on the Collateral Obligations Schedule.
          “Collateral Obligations Schedule”: A schedule of the Collateral Obligations to be serviced under this Agreement which sets forth information with respect to such Collateral Obligations (including the existence of any related Other Serviced Interest) and which may be amended from time to time by the parties hereto (without the consent or approval of any other Person) to add or delete Collateral Obligations therefrom in accordance with the Indenture (including compliance with the Eligibility Criteria therein). An initial Collateral Obligations Schedule shall be attached as Exhibit A.
          “Collection Account”: Shall have the meaning ascribed it in Section 3.03 hereof.
          “Collateral”: With respect to each Collateral Obligation, the Underlying Mortgage Property and/or any other property securing the obligations of the Obligor under the related Underlying Instruments.
          “Corrected Investment”: Any Specially Serviced Investment that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Collateral Obligation, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Collateral Obligation to otherwise constitute a Specially Serviced Investment) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(a).

          “Eligible Account”: Either (i) an account maintained with a federal or state chartered depository institution or trust company, the deposits into which are not to be held for longer than 365 days, and (x) if the deposits are to be held in the account for more than thirty (30) days, the long-term unsecured debt obligations of which are rated not lower than “A2” by Moody’s, “AA-” by S&P and “BBB+” by Fitch (or such other ratings which, as evidenced by written confirmation by each Rating Agency, will not result in the downgrade, withdrawal or qualification of the ratings then in effect for the CLO Notes) at the time for the deposit therein or (y) if the deposits are to be held in the account for less than thirty (30) days, the short-term unsecured debt obligations of such depository institution or trust company, as the case may be, are rated not lower than “A-1” by S&P (or if not so rated, as otherwise approved by S&P), not lower than “P-1” by Moody’s (or if not so rated, as otherwise approved by Moody’s) and not lower than “F1” by Fitch (or, if not so rated, as otherwise approved by Fitch), or (ii) an account or accounts maintained with Trustee so long as Trustee’s long term unsecured debt rating shall be at least “AA-” from S&P and “A2” from Moody’s (if the deposits are to be held in the account for more than thirty (30) days) or Trustee’s short term deposit or short term unsecured debt rating shall be at least “A-1” from S&P, “P-1” from Moody’s and “F1” from Fitch (if deposits are to be held in the account for thirty (30) days or less), or (iii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b), or (iv) an account in any other insured depository institution reasonably acceptable to the Servicer or the Special Servicer, as applicable, if each Rating Agency delivers a Rating Agency Confirmation confirming that the maintenance of such account in such institution will not result in the downgrading, withdrawal, or qualification of the rating then assigned to any of the CLO Notes by such Rating Agency.
          “Escrow Account”: Shall have the meaning ascribed it in Section 3.02 hereof.
          “Escrow Payment”: Any amounts received by the Servicer or Special Servicer for the account of an Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Underlying Mortgage Property.
          “Event of Default”: Shall have the meaning ascribed it in Section 7.02 hereof.
          “Indenture”: The Indenture, dated as of the Closing Date, among the Issuer, CapitalSource Finance LLC, as advancing agent, and Wells Fargo Bank, N.A., as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, as amended, restated or otherwise modified from time to time.
          “Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of an Underlying Mortgage Property, in either case, to the extent such proceeds are not applied to the restoration of the related Underlying Mortgage Property or released to the Obligor or any tenants or ground lessors, in either case, in accordance with Accepted Servicing Practices.

          “Insurance Policy”: With respect to any Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Underlying Mortgage Property.
          “Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Issuer or the Special Servicer in connection with a liquidation of any Specially Serviced Investment or REO Property pursuant to Sections 10.13 or 12.1 of the Indenture (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes).
          “Liquidation Event”: A Collateral Obligation or REO Property is liquidated for a full or discounted amount and the Servicer or the Special Servicer, as applicable, has determined that all amounts which it expects to recover from or on account of such Collateral Obligation or REO Property have been recovered.
          “Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Investment or REO Property as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Collateral Obligation, or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Investment or REO Property, as the case may be; provided, however, that no Liquidation Fee will be payable and the Special Servicer shall not be entitled to any such Liquidation Fee hereunder based on, or out of, Liquidation Proceeds received in connection with (w) any event described in clause (iii)(A) or (B) of the definition of “Liquidation Proceeds”, (x) any event described in clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the related Collateral Obligations Purchase Agreement, (y) any event described in clause (v) of the definition of “Liquidation Proceeds” (except that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender or holder of a purchase option under any participation agreement or co-lender agreement if such purchase does not occur within the time frame permitted by the related mezzanine intercreditor agreement, participation agreement or co-lender agreement, provided that the related mezzanine intercreditor agreement, participation agreement or co-lender agreement provides for payment of such fee), or (z) unless otherwise agreed to by the Collateral Manager and the Special Servicer, the sale of any Specially Serviced Investment consummated less than ten (10) Business Days after the occurrence of the related Special Servicing Transfer Event.
          “Liquidation Fee Rate”: With respect to each Specially Serviced Investment and each REO Loan, a rate equal to 1.00% per annum.
          “Liquidation Proceeds”: Cash amounts received by or paid to the Servicer or the Special Servicer, as applicable, in connection with: (i) the liquidation (including a payment in full) of an Underlying Mortgage Property or other collateral constituting security for a Defaulted

Security, through a trustee’s sale, foreclosure sale, sale of an REO Property or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Underlying Instruments; (ii) the realization upon any deficiency judgment obtained against an Obligor; (iii) (A) the purchase of a Defaulted Security or Credit Risk Security by the Collateral Manager pursuant to Section 12.1(b) of the Indenture, or (B) any other sale of a Collateral Obligation pursuant to Section 12.1 of the Indenture; (iv) the repurchase of a Collateral Obligation by the applicable Seller pursuant to the related Collateral Obligations Purchase Agreement; or (v) the purchase of a Specially Serviced Investment, REO Property or REO Other Collateral by any lender pursuant to any purchase option set forth in the related intercreditor or participation agreement.
          “Major Decisions”:
     (a) With respect to any Mezzanine Loan or Whole Loan or, to the extent applicable, B Note, each of the following:
               (i) Decreasing the rate of interest payable by any Obligor under any Mezzanine Loan, Whole Loan or B Note or decreasing in any material respect any monetary obligations of any such Obligor under the related Underlying Instruments;
               (ii) Forgiving any payment due under a Mezzanine Loan, Whole Loan or B Note;
               (iii) Accepting any prepayment of a Mezzanine Loan, Whole Loan or B Note at a time when such prepayment is not permitted in accordance with the terms of the related Underlying Instruments;
               (iv) Changing the principal amount of a Mezzanine Loan, Whole Loan or B Note;
               (v) Releasing any material guarantees or any material collateral for a Mezzanine Loan, Whole Loan or B Note, except as permitted by the related Underlying Instruments;
               (vi) Reinstating a Mezzanine Loan, Whole Loan or B Note, or waiving any default under a Mezzanine Loan, Whole Loan or B Note prior to or after acceleration of the indebtedness evidenced by the related Note;
               (vii) Consenting to (a) any sale or transfer of an Underlying Mortgage Property, a Property Owner or an Obligor, or any interest in any of them or (b) a Property Owner’s or an Obligor’s incurring any additional indebtedness (other than with respect to a Modified Collateral Obligation) or (c) any modification of the provisions of any Underlying Instruments with regard to any matter restricted pursuant to the foregoing clauses (a) and (b); provided, however, that no such consent shall be required to the extent that (1) the consent of the lender with respect to the related Underlying Instruments is not discretionary pursuant to the terms of such related Underlying Instruments and/or (2) the denial of consent is not enforceable under applicable law or is likely to result in a successful legal action by the related Obligor; provided, further, however, that in all cases, including those in which no such consent is required, the Servicer or the Special Servicer, as applicable, shall give the Collateral Manager notice of each request for any such consent within a reasonable period of time after receipt of such request by the Servicer or the Special Servicer, as applicable.
               (viii) Consenting to any material amendment, modification, extension (more than 60 days) past the scheduled maturity date of a Mezzanine Loan, Whole Loan or B Note, renewal, replacement, consolidation or supplement to a mortgage loan related to any Mezzanine Loan (or the Underlying Instruments relating thereto), or material waiver of the terms thereof which, pursuant to the related Underlying Instruments, requires the consent of the lender thereunder;
               (ix) Shortening the maturity date of a Mezzanine Loan, Whole Loan or B Note or extending the maturity date of a Mezzanine Loan, Whole Loan or B Note past the scheduled maturity date of such Mezzanine Loan, Whole Loan or B Note, other than any extension of the maturity date occurring as a result of the related Obligor exercising any extension options available to it pursuant to the provisions of the Underlying Instruments;
               (x) Converting or exchanging a Mezzanine Loan, Whole Loan or B Note into or for any other indebtedness or subordinating a Mezzanine Loan, Whole Loan or B Note to any other indebtedness;
               (xi) Granting any consent, approval or waiver (to the extent the lender with respect to the related Underlying Instruments or intercreditor agreement has consent, approval or waiver rights pursuant to the terms of such related Underlying Instruments or intercreditor agreement) under any of the Underlying Instruments or under any intercreditor agreement relating to any Mezzanine Loan, Whole Loan or B Note, including, without limitation, relating to any manager of, any budget for, leasing or alteration of, or use of casualty or condemnation proceeds for, any Underlying Mortgage Property; or any amendment or modification of a ground lease affecting any Underlying Mortgage Property; or any amendments or modifications to the operations and maintenance plan for any Underlying Mortgage Property;
               (xii) Exercising any cure right or purchase option under any of the Underlying Instruments or intercreditor agreement relating to any Mezzanine Loan, Whole Loan or B Note;
               (xiii) Entering into any amendment, modification or supplement to any Underlying Instruments or intercreditor agreement relating to any Mezzanine Loan, Whole Loan or B Note or waiving any rights under any Underlying Instruments or intercreditor agreement relating thereto; or
               (xiv) Consenting to the creation of a condominium or “synthetic condominium” at any Underlying Mortgage Property, or giving any material consent or approval with respect thereto (except, in all cases, where the related Underlying Instruments provide for consent by the related lender).
     (b) With respect to any Preferred Equity Security, each of the following:

               (i) Decreasing the rate of return under any Preferred Equity Security or decreasing in any material respect any monetary obligations of any Preferred Equity Grantor under the related Underlying Instruments;
               (ii) Forgiving any payment due under a Preferred Equity Security;
               (iii) Accepting any prepayment or redemption of capital with respect to a Preferred Equity Security at a time when such prepayment or redemption is not permitted in accordance with the terms of the related Underlying Instruments or waiving any prepayment or redemption penalty required to be paid in connection therewith pursuant to the terms of the related Underlying Instruments;
               (iv) Changing the stated liquidation amount of a Preferred Equity Security;
               (v) Releasing any guarantees or any collateral for a Preferred Equity Security, except as required by the related Underlying Instruments;
               (vi) Reinstating a Preferred Equity Security, or waiving any default under a Preferred Equity Security;
               (vii) Consenting to (a) any sale or transfer of any property owned by a Preferred Equity Grantor, or any interest in such Preferred Equity Grantor or (b) a Preferred Equity Grantor’s incurring any additional indebtedness or (c) any modification of the provisions of any Underlying Instruments with regard to any matter restricted pursuant to the foregoing clauses (a) and (b);
               (viii) Consenting to any material amendment, modification, extension (more than 60 days) past the scheduled capital redemption date of a Preferred Equity Security, renewal, replacement, consolidation or supplement to a mortgage loan on real property owned directly or indirectly by the related Preferred Equity Grantor or mezzanine loan relating to such Preferred Equity Grantor (or any of the mortgage or mezzanine loan documents, as applicable, relating thereto), or material waiver of the terms thereof which, pursuant to the related Underlying Instruments, requires the consent of the Issuer;
               (ix) Converting or exchanging a Preferred Equity Security into or for other indebtedness or subordinating a Preferred Equity Security to any indebtedness or other obligation;
               (x) Granting any consent, approval or waiver under any of the Underlying Instruments, including, without limitation, relating to any manager of any real property owned directly or indirectly by the related Preferred Equity Grantor, any budget for any real property owned directly or indirectly by the related Preferred Equity Grantor or any leasing, alteration, or use of casualty or condemnation proceeds for any real property owned directly or indirectly by the related Preferred Equity Grantor, or any amendment or modification of a ground lease affecting any real property owned directly or indirectly by the related Preferred Equity Grantor; or any amendments or modifications to the operations and maintenance plan for any real property owned directly or indirectly by the related Preferred Equity Grantor;

               (xi) Exercising any cure right or purchase option under any of the Underlying Instruments relating to any Preferred Equity Security; or
               (xii) Entering into any amendment, modification or supplement to any Underlying Instruments relating to a Preferred Equity Security or waiving any rights under any Underlying Instruments relating to a Preferred Equity Security.
     (c) With respect to any Participation or CMBS Security each of the following:
               (i) Granting any consent, approval or waiver under any of the Underlying Instruments;
               (ii) Exercising any cure right or purchase option under any of the Underlying Instruments relating thereto; or
               (iii) Entering into any amendment, modification or supplement to any Underlying Instruments relating thereto or waiving any rights under any Underlying Instruments relating thereto.
          “Mezzanine Loan Agreement”: As to each Mezzanine Loan, the loan agreement, if any, entered into between the related Obligor and the originator of such Mezzanine Loan.
          “Mezzanine Loan Documents”: As to each Mezzanine Loan, the related Note, Mezzanine Loan Agreement, pledge agreement and any other document executed and delivered in connection with the origination of such Mezzanine Loan.
          “Mezzanine Loan Schedule”: A schedule of certain Mezzanine Loans which sets forth information with respect to such Mezzanine Loans, as amended from time to time by the parties. An initial Mezzanine Loans Schedule shall be attached hereto as Exhibit D.
          “Monthly Payment”: With respect to any Collateral Obligation, the scheduled payment of interest or the scheduled payment of principal and interest on such Collateral Obligation which is payable by an Obligor on the due date under the related Collateral Obligation.
          “Mortgage”: With respect to each Loan, the mortgage, deed of trust or other instrument securing the related Note, which creates a lien on the Underlying Mortgage Property.
          “Net Liquidation Proceeds”: The excess of Liquidation Proceeds received with respect to a Collateral Obligation over the amount of Liquidation Expenses incurred with respect thereto.
          “Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Whole Loan or REO Property (or B Note, Participation or Mezzanine Loan, to the extent that the holder of such B Note, Participation or Mezzanine Loan has the right to make Servicing Advances with respect to the related Underlying Mortgage Property under the terms of the applicable Underlying Instruments) which, in the reasonable judgment of the Collateral Manager, the Servicer or the Special Servicer, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from late collections or any other recovery on or in respect of such Collateral Obligation. In making such recoverability determination, such Person will be entitled to consider, among other things (a) (i) amounts that may be realized on each Underlying Mortgage Property in its “as is” or then current condition and occupancy, and (ii) with respect to an Underlying Mortgage Property for which then current cash flow is reduced due to construction or repositioning, amounts that may be realized from the projected cash flow and value of such Underlying Mortgage Property; provided, however, that such Person has a reasonable belief that such projected cash flow and value are achievable; (b) that the related Senior Tranches of any Collateral Obligation may be required to be fully paid and any advances (and interest thereon) made in respect of such Senior Tranches may be required to be fully reimbursed, prior to any amounts recovered in respect of the Underlying Mortgage Properties are allocated or otherwise made available to the Collateral Obligations; and (c) the possibility and effects of future adverse change with respect to the Underlying Mortgage Properties.
          In addition, any such Person may update or change its recoverability determinations at any time (in the case of the Servicer or the Special Servicer, consistent with Accepted Servicing Practices) (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance). Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. The Collateral Manager shall, in the first instance, have the right to determine, in accordance with the Collateral Manager Servicing Standard, whether any Servicing Advance previously made is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance. Such determination shall be evidenced by an Officer’s Certificate delivered by the Collateral Manager to the Special Servicer, the Servicer and to the Issuer. If, however, the Servicer or the Special Servicer, as the case may be, makes a determination in accordance with Accepted Servicing Practices that any Servicing Advance previously made is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, the Servicer’s or Special Servicer’s determination shall be binding on the Collateral Manager and shall override any prior determination by the Collateral Manager. Any such determination by the Servicer or the Special Servicer, as the case may be, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Servicer to the other and to the Issuer and Collateral Manager. Any such determination shall be conclusive and binding on the Collateral Manager and the Servicer or the Special Servicer. As between the Servicer and the Special Servicer, the Special Servicer may, at its option, make a determination, in accordance with Accepted Servicing Practices, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Servicer and Collateral Manager notice of such determination. In the absence of a determination by the Special Servicer that such Servicing Advance is a Nonrecoverable Servicing Advance, such decision shall remain with the Servicer. Any Officer’s Certificate described above shall set forth such determination of nonrecoverability and the considerations of the Collateral Manager, the Servicer or the Special Servicer, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Whole Loan (or, to the extent that the holder of a Mezzanine Loan has the right to make Servicing Advances, Mezzanine Loan), Underlying Mortgage Property or REO Property. The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Collateral Obligations (other than those that are Specially Serviced Investments) and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Investments as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. In the case of a cross-collateralized Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Loan.
          “Note”: With respect to any Collateral Obligation, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Collateral Obligation.
          “Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Collateral Obligation.
          “Other Serviced Interest”: Any senior, pari passu or subordinate interest related to a Collateral Obligation except those that are serviced pursuant to a rated securitization or by an Accepted Loan Servicer.
          “Participation Schedule”: A schedule of certain Participations which sets forth information with respect to such Participations, as amended from time to time by the parties. An initial Participations Schedule shall be attached hereto as Exhibit F.
          “Performing Investment”: Any Collateral Obligation that is not a Specially Serviced Investment.
          “Preferred Equity Grantor”: The entity in which a Preferred Equity Security represents an investment.
          “Preferred Equity Securities Schedule”: A schedule of certain Preferred Equity Securities beneficially owned by the Issuer which sets forth information with respect to such Preferred Equity Securities, as amended from time to time by the parties. An initial Preferred Equity Securities Schedule shall be attached hereto as Exhibit G.
          “Property Owner”: With respect to any Mezzanine Loan, the owner of the Real Property securing the mortgage loan related to such Mezzanine Loan.
          “Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of loans or other securities similar to the Collateral Obligations, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.

          “Qualified Insurer”: An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) shall have a claims paying ability rated at least (A) “A-” by S&P, (B) “A2” by Moody’s, and (C) “A-” by Fitch, or (ii) in the case of fidelity bond and errors and omissions insurance required to be maintained by the Servicer, the Special Servicer and any successor servicer pursuant to Section 3.05, shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of CLO Notes from time to time (or, if not rated by Moody’s, then with respect to Moody’s, at least “A-” by two other nationally recognized statistical rating agencies, one of which may be S&P), but in no event lower than (x) “BBB” by S&P, (y) “Baa2” by Moody’s (or, if not rated by Moody’s, then with respect to Moody’s, at least “A-” by two other nationally recognized statistical rating agencies, one of which may be S&P) and (z) “BBB” by Fitch, unless each Rating Agency has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a withdrawal, downgrading or qualification of the rating then assigned by such Rating Agency to any class of CLO Notes, and if not rated by such Rating Agency, then otherwise approved by such Rating Agency.
          “Qualified Trustee”: A Person whose long term unsecured debt rating shall be no lower than two rating categories below the rating then assigned to the then highest rated CLO Note from S&P and “A1” from Moody’s and whose short term deposit or short term unsecured debt rating shall be at least “A-1” from S&P, “P-1” from Moody’s and “F1” from Fitch
          “Rating Agency Confirmation”: Written confirmation issued by each Rating Agency stating that a specified event or course of action will not result in or cause a downgrade, qualification or withdrawal of the then current ratings assigned to the CLO Notes. For purposes hereof, Ratings Agencies shall be deemed not to include Fitch unless the proposed action or matter relates to any amendment or modification to any Transaction Document or the Effective Date; provided, that Fitch shall receive at least thirty (30) days prior written notification of such proposed amendment or modification and shall be provided with all necessary information to evaluate such amendment or modification.
          “Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).
          “Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1.506-1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
          “Relevant Servicing Criteria”: The items set forth in paragraph (d) of Item 1122 of Regulation AB for which the Servicer or the Special Servicer, as applicable, is obligated hereunder.

          “Remittance Date”: With respect to each Determination Date, the Business Day prior to the related Payment Date commencing in April, 2007.
          “Reporting Date”: During any month in which a Payment Date occurs, the fourth (4th) Business Day prior to such Payment Date, and during any other month, the fourth (4th) Business Day prior to the last Business Day of such month.
          “REO Accounts “: Shall have the meaning ascribed it in Section 3.13(c) hereof.
          “REO Loan”: The Whole Loan deemed for purposes hereof to be outstanding with respect to each REO Property, or the Mezzanine Loan deemed for purposes hereof to be outstanding with respect to each REO Other Collateral. Each pari passu Participation with respect to which the Issuer is the lead participant will be deemed to be a Whole Loan for purposes of this definition. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property or REO Other Collateral remains part of the Assets and provides for assumed schedule payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Whole Loan or Mezzanine Loan, as applicable, including, without limitation, with respect to the calculation of the interest rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Whole Loan or Mezzanine Loan, as applicable). Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Whole Loan or Mezzanine Loan, as applicable, as of the date of the related acquisition of the REO Property or REO Other Collateral, as applicable. All amounts due and owing in respect to the predecessor Whole Loan or Mezzanine Loan, as applicable, as of the date of the related the acquisition of the REO Property or REO Other Collateral, as applicable, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Servicer or the Special Servicer, as applicable, in respect of the predecessor Whole Loan or Mezzanine Loan, as applicable, as of the date of the related the acquisition of the REO Loan, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, and any unreimbursed Servicing Advances or Servicing Expenses, together with any interest accrued and payable to the Collateral Manager, the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.
          “REO Other Collateral”: Equity interests in a Person acquired by the Special Servicer on behalf of, and in the name of, the Issuer or a nominee thereof for the benefit of the Secured Parties and, in the case of through foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mezzanine Loan.
          “REO Proceeds”: Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee or otherwise with respect to an REO Property or REO Other Collateral.
          “REO Property”: An Underlying Mortgage Property acquired by the Special Servicer on behalf of, and in the name of, the Issuer or a nominee thereof for the benefit of the Secured Parties and, in the case of a pari passu Participation, the owner of the related pari passu interest, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Whole Loan or a pari passu Participation in respect of which the Issuer is the lead participant.
          “Reporting Package”: Reports with regard to the Collateral Obligations which contain the information in respect of the Collateral Obligations and payments on the Collateral Obligations collected by the Servicer during the Servicing Collection Period necessary to permit the Collateral Manager and the Trustee, as applicable, to prepare the reports and make the calculations described in the Indenture, including, without limitation, Section 7.13, Section 10.11, Section 10.12, Section 10.14, Section 10.15 and Section 10.16 of the Indenture.
          “Reporting Person”: Shall have the meaning ascribed to it in Section 3.11 hereof.
          “Responsible Officer”: Any officer or employee of the Owner Trustee on behalf of the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Backup Servicer or the Trustee, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.
          “Servicing”: Shall have the meaning ascribed it in Section 3.01(a) hereof.
          “Servicing Advances”: All Servicing Expenses related to Whole Loans, Underlying Mortgage Property and REO Property (and in the case of B Notes, Mezzanine Loans and Participations, only to the extent that the holder of such Collateral Obligations has the right or obligation to so advance the following sums) and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Servicer or the Special Servicer or the Issuer (or the Collateral Manager on behalf of the Issuer), as applicable, in connection with the servicing and administering of (a) a Whole Loan, B Note, Participation or Mezzanine Loan (1) in respect of which a default, delinquency or other unanticipated event has occurred, (2) as to which any sum is due and payable by the related obligor pursuant to the related Underlying Instruments and has not yet been paid or (3) as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and (b)), but not limited to, (x) the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of an Underlying Mortgage Property, REO Property or REO Other Collateral, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to an Underlying Mortgage Property, REO Property or REO Other Collateral, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property, and (vi) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Collateral Manager hereunder, the Servicer or the Special Servicer or the Issuer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Whole Loan, Mezzanine Loan, B Note, Participation or REO Property.

          “Servicing Collection Period”: With respect to any Reporting Date, the period commencing on the tenth (10th) day of the preceding calendar month (or commencing on the Closing Date, in the case of the Reporting Period relating to the first Servicing Collection Date) and ending on but excluding the tenth (10th) day of the calendar month in which such Reporting Date occurs.
          “Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with Accepted Servicing Practices in connection with the obligations of the Collateral Manager hereunder, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a subservicer or payment of any subservicing fee), including without limitation:
     (a) real estate taxes, assessments and similar charges;
     (b) insurance premiums;
     (c) ground rents;
     (d) any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;
     (e) any cost or expense necessary in order to maintain or release the lien of any Collateral Obligation on each Underlying Mortgage Property and other Collateral, including any mortgage registration taxes, release fees, or recording or filing fees;
     (f) customary costs or expenses for the collection, enforcement or foreclosure of the Collateral Obligations and the collection of deficiency judgments against Obligors, Preferred Equity Guarantors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);
     (g) costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;
     (h) customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;
     (i) costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);
     (j) any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Servicer or the Special Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Collateral Obligation or related Collateral and the performance of Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement; and
     (k) costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Collateral Manager, the Servicer or the Special Servicer, as the case may be, hereunder.
          “Servicing Fee”: With respect to each Collateral Obligation (other than a Specially Serviced Investment or REO Loan), an amount equal to the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Collateral Obligation, as calculated in accordance with Section 5.01 of this Agreement.
          “Servicing Fee Rate”: With respect to each Collateral Obligation (other than a Specially Serviced Investment or REO Loan), 0.05% per annum, or, if necessary to engage a Successor Servicer, a higher rate as agreed to by the parties and subject to the Rating Agency Condition.
          “Servicing File”: With respect to each Collateral Obligation, all Underlying Instruments, information and records relating to the Collateral Obligation that are necessary to enable the Servicer to perform its duties and service the Collateral Obligation in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.
          “Servicing Transfer Date”: With respect to each Collateral Obligation, currently listed on the initial Collateral Obligations Schedule attached as Exhibit A, the Closing Date, and with respect to any Collateral Obligation added to the Collateral Obligations Schedule after the Closing Date, the date on which such Collateral Obligation is added to the Collateral Obligations Schedule by mutual agreement of the parties.
          “Specially Serviced Investment”: Any Collateral Obligation for which a Special Servicing Transfer Event has occurred and such Specially Serviced Investment has not become a Corrected Investment.
          “Special Servicing”: Shall have the meaning ascribed to it in Section 3.01(b) hereof.
          “Special Servicing Fee”: With respect to each Specially Serviced Investment and REO Loan, an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Investment or REO Loan, as calculated in accordance with Section 5.03(b) of this Agreement.
          “Special Servicing Fee Rate”: With respect to each Specially Serviced Investment and each REO Loan, 0.25% per annum.
          “Special Servicer Defaulted Loan File:” With respect to each Specially Serviced Investment, a report which contains the information in respect of such Specially Serviced Investment necessary to permit the Collateral Manager and the Trustee, as applicable, to prepare the reports and make the calculations described in the Indenture, including, without limitation,

Section 7.13, Section 10.11, Section 10.12, Section 10.14, Section 10.15 and Section 10.16 of the Indenture, to the extent that such information is not included with respect to such Specially Serviced Investment in the Reporting Package.
          “Special Servicing Transfer Event”: With respect to any Collateral Obligation, the occurrence of any of the following events:
     (i) a payment default shall have occurred at the original maturity date (or, in the case of an ARD Loan, the original anticipated repayment date) or, if the original maturity date (or original anticipated repayment date) of such Collateral Obligation has been extended, a payment default shall have occurred at such extended maturity date (or extended anticipated repayment date); or
     (ii) any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent; or
     (iii) the Servicer makes a judgment, or receives from the Special Servicer a written determination of the Special Servicer that a payment default is imminent and is not likely to be cured by the related Obligor within sixty (60) days; or
     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided, that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Collateral Obligation shall no longer be a Specially Serviced Investment (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or
     (v) the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property; or
     (vi) the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (vii) a default of which the Servicer has notice (other than a failure by such Obligor to pay principal or interest) and which the Servicer determines in accordance with Accepted Servicing Practices may materially and adversely affect the interests of the CLO Noteholders or the Certificateholder has occurred and remained unremedied for the applicable grace period specified in the related Collateral Obligation (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or
     (viii) the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Collateral.
          “Successor”: Shall have the meaning ascribed to it in Section 6.03(c).
          “Whole Loan Schedule”: A schedule of certain Whole Loans which sets forth information with respect to such Whole Loans, as amended from time to time by the parties. An initial Whole Loan Schedule shall be attached hereto as Exhibit E.
          “Whole Loans”: The Whole Loans (as defined in the Indenture) identified on the Whole Loan Schedule, including REO Loans. In addition, for purposes of this Agreement, if the Issuer owns multiple interests in a single underlying loan (e.g., a senior interest and junior interest) and no other person owns any interest in such loan, then for so long as the Issuer owns all of the interests in such loan, such loan shall be treated as a Whole Loan.
          “Workout Fee”: The fee paid to the Special Servicer, at the Workout Fee Rate, with respect to each Corrected Investment.
          “Workout Fee Rate”: With respect to each Corrected Investment, a fee of 1.00% of each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Investment for so long as it remains a Corrected Investment.
ARTICLE II.
RETENTION AND AUTHORITY OF SERVICER
     Section 2.01. Engagement; Accepted Servicing Practices.
          (a) As of the applicable Servicing Transfer Date, the Issuer hereby engages the Servicer and Special Servicer, as the case may be, to perform, and the Servicer or Special Servicer, as the case may be, hereby agree to perform, Servicing and Special Servicing, as applicable, with respect to each of the Collateral Obligations for the benefit of the Issuer on behalf of the CLO Noteholders thereof throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.
          (b) Each of the Servicer and the Special Servicer shall diligently service and administer the Collateral Obligations it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer in the best interests of and for the benefit of the CLO Noteholders and the Certificateholder (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law and the terms of this Agreement. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Collateral Obligations in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers loans similar to the Loans with similar obligors for other third-party portfolios giving consideration to the customary and usual standards of practice of prudent commercial real estate investment servicers and (2) the same manner in which, and with the same care, skill, prudence and diligence with which it generally services and administers comparable mortgage loans or assets, as applicable, owned by it, as the case may be, in either case, if there is no default under the Collateral Obligation, with a view to the timely collection of all monthly payments of principal and interest under such Loans (including balloon or bullet payments) and, if the Collateral Obligation is in default, with a view to maximization of the recovery of principal and interest on a net present value basis on the Collateral Obligations or the Specially Serviced Investments, as applicable, and the best interests of the CLO Noteholders and the Certificateholder (taking into account the relative priority of the CLO Notes and the Certificate) as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment but without regard to: (i) any relationship that the Servicer or the Special Servicer or any of their respective Affiliates may have with any obligor or any Affiliate of such obligor, any Seller or any other parties to this Agreement; (ii) the ownership of any CLO Note (or any related debt or equity investments regarding or relating to any related Underlying Mortgaged Property, REO Property or REO Other Collateral) by the Servicer or the Special Servicer or any of their respective Affiliates; (iii) the adequacy of the Servicer’s or the Special Servicer’s right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (iv) the ownership, servicing or management (including, without limitation, acting as the Collateral Manager) for the Issuer or others of any other assets or mortgaged properties by the Servicer or the Special Servicer; (v) any indemnity or obligation of the Servicer or the Special Servicer, or any of their respective Affiliates (in their capacity as a Seller) to (a) cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for, the Collateral Obligation or (b) make advances or incur Servicing Expenses; and (vi) any other debt the Servicer or the Special Servicer or any of their respective Affiliates has extended to any obligor or any Affiliate of an obligor. The servicing practices described in the preceding sentence are herein referred to as “Accepted Servicing Practices”.
          (c) Without limiting the foregoing, subject to Section 3.16, the Special Servicer shall be obligated to service and administer (i) any Specially Serviced Investment and (ii) any REO Properties and REO Other Collateral; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Investments, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to the REO Properties and REO Other Collateral (and the related REO Loans) as if no acquisition of such REO Properties and REO Other Collateral had occurred, and to render such services with respect to such Specially Serviced Investments and REO Properties and REO Other Collateral as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Collateral Obligation that becomes a Specially Serviced Investment shall continue as such until satisfaction of the conditions specified in Section 3.16. Without limiting the foregoing, subject to Section 3.16, the Servicer shall be obligated to service and administer all Collateral Obligations which are not Specially Serviced Investments. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Underlying Mortgage Properties, REO Properties or REO Other Collateral with respect to Specially Serviced Investments in accordance with, and to the extent required by, Section 3.12. After notification to the Servicer, the Special Servicer may contact the Obligor of any Performing Investment if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or recoverability of payments on the Collateral Obligations or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Servicing Advances and interest accrued thereon). Any provision in this Agreement for any Servicing Advances or Servicing Expenses by the Servicer is intended solely to provide liquidity for the benefit of the CLO Noteholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Collateral Obligations. No provision hereof shall be construed to impose liability on the Servicer or the Special Servicer for the reason that any recovery to the CLO Noteholders or the Certificateholder in respect of a Collateral Obligation at any time after a determination of present value recovery is less than the amount reflected in such determination.
     Section 2.02. Reserved. Section 2.03. Authority of the Servicer or the Special Servicer.
          (a) In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Issuer, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage on the related Underlying Mortgage Property and any other related Collateral and the lien of the Mezzanine Loan Documents on the related Collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Collateral Obligations; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Collateral Manager in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above and, except in connection with any payment in full of any Collateral Obligation or any release otherwise required by the related Underlying Instruments, shall proceed with such course of action only upon receipt of the written approval thereof by the Issuer (or the Collateral Manager acting on behalf of the Issuer); provided, further, however, that the Servicer or the Special Servicer, as the case may be, shall not take any action to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with Accepted Servicing Practices, that such action or inaction (1) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Collateral Obligation, Obligor, Underlying Mortgage Property or Collateral, or (ii) may cause a violation of any provision of an Underlying Instrument or Accepted Servicing Practices. The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section 2.03 of Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.
          (b) Notwithstanding anything to the contrary herein, in the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Collateral Manager, the Issuer or the Advancing Agent, as applicable, directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that the Servicer or the Special Servicer, as the case may be, shall not take, or refrain from taking, any action which the Collateral Manager, Issuer or Advancing Agent, as applicable, requests that the Servicer or the Special Servicer, as the case may be, to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with Accepted Servicing Practices, that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Collateral Obligation, Obligor, Underlying Mortgage Property or Collateral, (ii) may cause a violation of any provision of an Underlying Instrument or Accepted Servicing Practices, (iii) may expose the Servicer or the Special Servicer and their officers and directors to claim, suit or liability, (iv) expand the scope of the Servicer’s or the Special Servicer’s responsibilities under this Agreement; or (iv) may cause a violation of Accepted Servicing Practices.
          (c) To the extent that the Collateral Manager has the right hereunder to give its consent or make a decision with respect to any servicing matter, in the event that the Servicer or the Special Servicer, as applicable, determines in accordance with Accepted Servicing Practices that exigent circumstances exist such that immediate action is necessary to protect the interests of the Issuer, the CLO Noteholders and the Certificateholder, then the Servicer or the Special Servicer, as applicable, may take such action without waiting for the Collateral Manager’s response, provided that the Servicer or the Special Servicer, as applicable, shall provide prompt notice of such action to the Collateral Manager and, prior to the expiration of the Collateral Manager’s period of time to make a decision as provided herein, shall only take such actions as are necessary to protect the interests of the Issuer, the CLO Noteholders and the Certificateholder to the extent required by Accepted Servicing Practices.
          (d) Notwithstanding anything to the contrary contained herein but subject to the preceding subsections (a) through (c) and this subsection (d), the Collateral Manager shall have the right to make any decision which is a Major Decision hereunder. The Servicer and the Special Servicer, as applicable, shall give notice to the Collateral Manager of any decision which is a Major Decision hereunder within two (2) Business Days of knowledge thereof. The

Collateral Manager shall give notice to the Servicer and the Special Servicer, as applicable, of any decision which is a Major Decision hereunder within two (2) Business Days of knowledge thereof. The Collateral Manager shall make such Major Decision and notify the Servicer or the Special Servicer, as applicable, of the actions to be taken with respect thereto within five (5) Business Days of receipt of notice of such Major Decision. In the event that the Servicer or the Special Servicer, as applicable, determines that the Collateral Manager’s decision is in accordance with Accepted Servicing Practices, then the Servicer or the Special Servicer, as applicable, shall take such actions as directed by the Collateral Manager. In the event that the Servicer or the Special Servicer, as applicable, determines that the Collateral Manager’s decision is not in accordance with Accepted Servicing Practices, or if the Collateral Manager fails to give notice of the actions to be taken within such five (5) Business Day period, then the Servicer or the Special Servicer, as applicable, shall not be bound by the Collateral Manager’s determination with respect to such Major Decision and shall have the right to take such actions with respect thereto as the Servicer or the Special Servicer, as applicable, determines is in accordance with Accepted Servicing Practices.
ARTICLE III.
SERVICES TO BE PERFORMED
     Section 3.01. Servicing; Special Servicing.
          (a) The Servicer hereby agrees to serve as the servicer with respect to each of the Collateral Obligations set forth on the Collateral Obligations Schedule and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Collateral Obligations which, applying Accepted Servicing Practices, are required hereunder to be performed by the Servicer, and which shall include:
               (i) reviewing all documents in its possession or otherwise reasonably available to it pertaining to the Collateral Obligations, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system, all to the extent and when necessary to perform its obligations hereunder;
               (ii) preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Underlying Mortgage Property or other Collateral and taking such other action necessary to maintain the lien of any Mortgage or other relevant Underlying Instruments on the related Underlying Mortgage Property or other Collateral but only to the extent such actions would otherwise be required by Accepted Servicing Practices;
               (iii) monitoring each Obligor’s maintenance of insurance coverage on each Underlying Mortgage Property, as required by the related Underlying Instruments, and causing to be maintained adequate insurance coverage on each Underlying Mortgage Property (with respect to a Mezzanine Loan, to the extent that the holder of such Mezzanine Loan has the right to procure such insurance coverage under the related Underlying Instruments, as applicable), all in accordance with and to the extent required under Section 3.05;
               (iv) monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for each Underlying Mortgage Property, all in accordance with and to the extent required under Section 3.02;
               (v) preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;
               (vi) performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;
               (vii) monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Underlying Instruments and with Accepted Servicing Practices;
               (viii) notifying all Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to the Collateral Obligations; and
               (ix) with respect to any Mezzanine Loan, B Note or Participation, enforcing, in accordance with Accepted Servicing Practices, the rights of the holder of such Mezzanine Loan, B Note or Participation under any related intercreditor or participation agreement.
          (b) The Special Servicer hereby agrees to serve as the special servicer with respect to each Specially Serviced Investment and REO Loan as provided herein in accordance with Accepted Servicing Practices (“Special Servicing”).
     Section 3.02. Escrow Accounts; Collection of Taxes, Assessments and Similar Items.
          (a) Subject to and as required by the terms of the related Underlying Instruments, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which any or all Escrow Payments shall be deposited promptly after receipt and identification to the extent such Escrow Payments are provided for under such Underlying Instruments. Escrow Accounts shall be denominated in the name of the Issuer or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) prescribes. The Servicer shall notify the Issuer, the Trustee and the Collateral Manager in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Trustee and the Collateral Manager prior to any change thereof. Except as provided herein, withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Issuer (or the Collateral Manager on behalf of the Issuer). Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Underlying Instruments governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made: (i) to effect payment of taxes, assessments and insurance premiums; (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow; (iii) to refund to the Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iv) to pay interest, if required under the Underlying Instruments, to the Obligors on balances in the Escrow Accounts; (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (vi) to apply funds to the indebtedness of the Collateral Obligation in accordance with the terms thereof; (vii) to reimburse the Servicer or the Special Servicer, or the Collateral Manager or the Issuer, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Collateral Obligation which represent late collections of Escrow Payments thereunder; (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement; or (x) as otherwise permitted pursuant to the Underlying Instruments. Without the prior consent of the Issuer or the Collateral Manager, the Servicer may make withdrawals from the Escrow Accounts to pay items 3.02(a)(i) and (v) above; provided, however, the Servicer shall give the Issuer notice of such payments.
          (b) The Servicer shall maintain accurate records with respect to each Underlying Mortgage Property, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent (i) such information is reasonably available and (ii) in the case of B Notes, Participations and Mezzanine Loans, such information is not otherwise provided to the Issuer pursuant to a related intercreditor or participation agreement). To the extent that the related Underlying Instruments require Escrow Payments to be made by an Obligor, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by the Obligor pursuant to the terms of the Underlying Instruments and deposited in the related Escrow Account by the Servicer. To the extent that the Underlying Instruments do not require an Obligor to make Escrow Payments (and no other loan secured by the related Underlying Mortgage Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by the Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Collateral Obligation has the right to so require). Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor fails to make payment on a timely basis or collections from the Obligor are insufficient to pay any such item when due and the holder of the related Collateral Obligation has the right to pay such premiums on behalf of the Obligor pursuant to the terms of the related Underlying Instruments, the amount of any shortfall shall be paid by the Servicer to the extent required in accordance with Accepted Servicing Practices (or, if the Servicer fails to pay such shortfall, the Collateral Manager), subject to Section 5.02, as a Servicing Advance, provided that the Servicer or the Collateral Manager, as the case may be, has consulted with the Issuer regarding the timing for payment of taxes, assessments and other similar items.
     Section 3.03. Collection Accounts.
          (a) With respect to the Collateral Obligations, the Servicer shall establish and maintain one or more Eligible Accounts (each, a “Collection Account”) for the benefit of the Issuer for the purposes set forth herein. Collection Accounts shall be denominated in the name of the Issuer or in such other manner as the Issuer prescribes. The Servicer shall deposit into the Collection Accounts within two (2) Business Days after receipt all payments and collections received by it on or after the date hereof with respect to the Collateral Obligations, other than Escrow Payments or payments in the nature of Additional Servicing Compensation.
          (b) The Servicer shall make withdrawals from the Collection Accounts only as follows (the order set forth below not constituting an order of priority for such withdrawals):
               (i) to withdraw any amount deposited in the Collection Accounts which was not required to be deposited therein;
               (ii) to remit to the Seller any amounts representing the Retained Interest not waived by the Special Servicer pursuant to Section 3.15(a)(i);
               (iii) pursuant to Section 5.01, to pay to itself the Servicing Fee (if applicable) and any unpaid Additional Servicing Compensation on each Remittance Date;
               (iv) pursuant to Section 5.03, to pay to the Special Servicer the Special Servicing Fee (if applicable), the Liquidation Fee, Workout Fee and any unpaid Additional Servicing Compensation on each Remittance Date;
               (v) (A) to reimburse the Trustee, the Backup Servicer, itself, the Special Servicer and the Collateral Manager, as applicable (in that order), for unreimbursed Servicing Advances, the respective rights of each such person to receive payment pursuant to this clause (v) with respect to any Collateral Obligation, Underlying Mortgage Property, REO Property or REO Other Collateral being limited to, as applicable, related payments, including Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds, and (B) to pay or reimburse the Trustee, the Backup Servicer, itself, the Special Servicer and the Collateral Manager, as applicable (in that order) for any unreimbursed Servicing Expenses related to Collateral Obligations which are not Whole Loans within five days of incurring same;
               (vi) to reimburse the Trustee, itself, the Special Servicer and the Collateral Manager as applicable (in that order), for Nonrecoverable Servicing Advances first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds;
               (vii) to pay to itself and the Special Servicer, as the case may be, from time to time any interest or investment income earned on funds deposited in the Accounts pursuant to Section 3.04;
               (viii) to remit to the Issuer or its nominee on each Remittance Date, pursuant to wiring instructions from the Issuer, all amounts on deposit in the Collection Accounts (that represent good funds) as of the close of business on the Determination Date, net of any withdrawals from the Collection Account pursuant to this Section 3.03;
               (ix) upon the direction of the Collateral Manager, to remit to the Issuer or its nominee promptly after receipt, pursuant to wiring instructions from the Issuer, amounts on deposit in the Collection Accounts (that represent good funds) which constitute Principal

Proceeds as determined by the Collateral Manager, it being understood that absent such direction, such amounts will be remitted pursuant to clause (viii) above on the next Remittance Date; and
               (x) to clear and terminate the Collection Accounts upon the termination of this Agreement.
     Section 3.04. Permitted Investments.
          The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet its payment obligations hereunder. The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts as Additional Servicing Compensation. The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company satisfies the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made. Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Underlying Instruments or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer or the Special Servicer, as the case may be, shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Underlying Instruments or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Issuer (or the Collateral Manager on behalf of the Issuer) to invest such funds in an Eligible Investment, if the Underlying Instruments and applicable law do not permit the Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions.
     Section 3.05. Maintenance of Insurance Policies.
          (a) The Special Servicer (only with respect to the REO Properties or REO Other Collateral) or the Servicer shall use efforts consistent with Accepted Servicing Practices to cause the Obligor of each Collateral Obligation to maintain for each Collateral Obligation such insurance as is required to be maintained pursuant to the related Underlying Instruments; provided that, prior to the date such existing insurance expires or is required to be renewed, the Special Servicer or the Servicer, as applicable, may, to the extent consistent with the Servicing Standard, take into account insurance in place at the origination of such Collateral Obligation. If the Obligor fails to maintain such insurance, then the Special Servicer (only with respect to the REO Properties and REO Other Collateral) or the Servicer shall notify the Issuer or the Collateral Manager of such breach and, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest and to the extent required in accordance with Accepted Servicing Practices, cause to be maintained such insurance and specifically with respect to: (i) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (A) the sum of the current principal balance of such Collateral Obligation, REO Property or REO Other Collateral and all debt encumbering the underlying real property which is senior to the Collateral Obligation, and (B) the replacement cost of the improvements which are a part of the related Underlying Mortgage Property, REO Property or underlying real property and (ii) Underlying Mortgage Property, REO Property or underlying real property located in a federally designated special flood hazard area, flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the sum of the unpaid principal balance of the related Collateral Obligation or REO Loan and all debt encumbering the underlying real property which is senior to the Collateral Obligation or (z) the maximum amount of such insurance as is available for the related Underlying Mortgage Property, REO Property or underlying real property under the National Flood Insurance Act. To the extent provided in the applicable Underlying Instruments, all such policies shall be endorsed with standard mortgagee clauses with loss payable to the Issuer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. Any costs of maintaining the insurance policies which the Servicer or the Special Servicer, as applicable, is required to maintain pursuant to this Section 3.05 shall be paid by the Collateral Manager as Servicing Advances , or by the Servicer or the Special Servicer, as the case may be, as Servicing Advances (in the case that the Collateral Manager fails to pay such costs) or Servicing Expenses and shall be limited by the recoverability determinations related to all Servicing Advances.
          (b) The Servicer or the Special Servicer, as the case may be, may maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be paid by the Collateral Manager as Servicing Advances, or by the Servicer or the Special Servicer, as the case may be, as Servicing Advances (in the case that the Collateral Manager fails to pay such costs) or Servicing Expenses, provided that such cost shall only constitute a Servicing Advance or Servicing Expense with respect to a particular Collateral Obligation to the extent that it is limited to the incremental cost of such policy allocable to such Underlying Mortgage Property, REO Property or underlying real property (i.e., other than any minimum or standby premium payable for such policy whether or not any Underlying Mortgage Property, REO Property or underlying real property is then covered thereby, which shall be paid by the Collateral Manager, the Servicer or the Special Servicer, as the case may be). Such master force placed insurance policy may contain a deductible clause, in which case the Collateral Manager, the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Underlying Mortgage Property, REO Property or underlying real property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related

Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Underlying Instruments, or, in the absence of such deductible limitation, the deductible limitation which is consistent with Accepted Servicing Practices.
          (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s or the Special Servicer’s directors, officers and employees, in connection with its activities under this Agreement. The form and amount of coverage shall be consistent with the definition of Accepted Servicing Practices. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Any fidelity bond and errors and omissions policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer. Notwithstanding the foregoing, so long as the unsecured obligations of the Servicer or Special Servicer (or their respective corporate parent), as applicable, has been rated not lower than “A2” by Moody’s, “A” by S&P and “A” by Fitch, the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond or an errors and omissions insurance policy.
          No provision of this Section 3.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement. The Trustee shall be entitled to receive, upon written request, and the Servicer or Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.
     Section 3.06. Delivery and Possession of Servicing Files.
          On or before the Servicing Transfer Date, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Collateral Obligation; and (ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer for the benefit of the Issuer. The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Collateral Obligation and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Collateral Manager, and upon request of the Collateral Manager, the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer is unable to perform its Servicing obligations with respect to the related Collateral Obligation after any such release or delivery of the Servicing File, then the Servicer shall not be liable, while the related Servicing File is not in the

Servicer’s possession, for any failure to perform any obligation hereunder with respect to the related Collateral Obligation.
     Section 3.07. Inspections; Reports.
          (a) With respect to a Performing Investment that is a Whole Loan (or a Mezzanine Loan, B Note or Participation to the extent that (i) the holder of such Mezzanine Loan, B Note or Participation has the right to perform physical inspections of the related Underlying Mortgage Property and (ii) reports of physical inspections of the related Underlying Mortgage Property are not delivered to the Issuer pursuant to an intercreditor, servicing or participation agreement) and is secured directly or indirectly by real property, the Servicer shall, to the extent required in accordance with Accepted Servicing Practices, perform a physical inspection of each such real property at least annually, beginning in 2007; provided, however, with respect to any Performing Investment with a principal balance of $2,000,000 or less, such inspections need not be performed more often than every 24 months, and, in addition, if at any time (a) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (b) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Collateral Manager and the Issuer. The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall, to the extent demanded by the Servicer, be paid by the Collateral Manager as a Servicing Advance.
          (b) With respect to a Specially Serviced Investment that is a Whole Loan (or a Mezzanine Loan, B Note or Participation to the extent that (i) the holder of such Mezzanine Loan, B Note or Participation has the right to perform physical inspections of the related Underlying Mortgage Property and (ii) reports of physical inspections of the related Underlying Mortgage Property are not delivered to the Issuer pursuant to an intercreditor, servicing or participation agreement) and is secured directly or indirectly by real property and with respect to REO Property, the Special Servicer shall, to the extent required in accordance with Accepted Servicing Practices, perform a physical inspection of each such real property (a) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition (b) if at any time (i) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (ii) the Special Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Collateral Manager, the Issuer and the Rating Agencies. The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid as a Servicing Advance.
          (c) The Special Servicer, in the case of any Specially Serviced Investments that are Whole Loans or Mezzanine Loans (or B Notes or Participations to the extent that (i) the holder of such B Notes or Participations has the right to obtain the information provided in the immediately preceding paragraph from the related Obligor and (ii) such information is not delivered to the Issuer pursuant to an intercreditor, servicing or participation agreement), and the Servicer, in the case of any Performing Investments that are Whole Loans or Mezzanines Loans (or B Notes or Participations to the extent that (i) the holder of such B Notes or Participations has the right to obtain such information from the related Obligor and (ii) such information is not delivered to the Issuer pursuant to an intercreditor, servicing or participation agreement), shall make reasonable efforts to collect promptly from each Obligor annual operating statements and rent rolls of the related real property, financial statements of such Obligor and any other reports required to be delivered under the terms of the Underlying Instruments, if delivery of such items is required pursuant to the terms of the related Underlying Instruments.
     Section 3.08. Exercise of Remedies Upon Collateral Obligation Defaults.
          Upon the failure of any Obligor to make any required payment of principal, interest or other amounts due under a Collateral Obligation, or otherwise to perform fully any material obligations under any of the related Underlying Instruments, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Collateral Manager and the Issuer in writing. As directed in writing by the Special Servicer in each instance, the Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with Accepted Servicing Practices under the related Collateral Obligation in preparation for the Special Servicer to realize upon the underlying Collateral.
     Section 3.09. Enforcement of “Due-On-Sale” Clauses; Assumption Agreements; Defeasance Provisions.
          (a) If any Collateral Obligation contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of Mortgaged Properties or underlying real properties (in full or part) or the sale, transfer, pledge or hypothecation of a majority or controlling direct or indirect interest in the Obligor, its subsidiaries or its owners), which by its terms:
               (i) provides that such Collateral Obligation will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Underlying Mortgage Property or underlying real property;
               (ii) provides that such Collateral Obligation may not be assumed without the consent of the related lender in connection with any such sale or other transfer; or
               (iii) provides that such Collateral Obligation may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Underlying Instruments are satisfied;
then, for so long as such Collateral Obligation is owned by the Issuer, the Servicer (with respect to a Performing Investment) or the Special Servicer (with respect to a Specially Serviced Investment), as applicable, on behalf of the Issuer shall take such action as directed pursuant to Section 2.03(d); provided, however the Servicer and the Special Servicer, as applicable, shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate Collateral Obligation thereon or (y) withhold its consent to such an assumption if the Servicer or the Special Servicer, as the case may be, determines, in accordance with Accepted Servicing Practices (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related interest rate), than would enforcement of such clause; provided, further prior to granting such consent with respect to a Collateral Obligation with a stated principal balance of more than five percent (5%) of the aggregate Collateral Obligations securing the CLO Notes or $20,000,000 or which is one of the ten (10) largest Collateral Obligations securing the CLO Notes, the Servicer or the Special Servicer shall obtain a Rating Agency Confirmation which shall not be at the personal expense of the Servicer or the Special Servicer, as the case may be. If, notwithstanding any directions to the contrary from the Collateral Manager, the Servicer or the Special Servicer, as the case may be, determines in accordance with Accepted Servicing Practices that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of such Collateral Obligation have been satisfied, the Servicer (with respect to a Performing Investment) or the Special Servicer (with respect to a Specially Serviced Investment), as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Collateral has been or is about to be conveyed, and to release the original Obligor from liability upon the Collateral Obligation and substitute the new Obligor as obligor thereon, provided, that the credit status of the prospective new Obligor is in compliance with the Servicer’s or Special Servicer’s, as applicable, Accepted Servicing Practices and criteria and the terms of the related Underlying Instruments. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Servicer or the Special Servicer, as the case may be, shall notify the Issuer and the Collateral Manager that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer, if applicable, and Collateral Manager) the original copy of such agreement, which copies shall be added to the related Servicing File and shall, for all purposes, be considered a part of such Servicing File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Underlying Instruments, the Servicer (with respect to a Performing Investment) or the Special Servicer (with respect to a Specially Serviced Investment) shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall treated as a Servicing Expense.
          (b) If any Collateral Obligation contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the Obligor or the Underlying Mortgage Property (or any underlying real property) or any sale or transfer of preferred equity in the Obligor, its subsidiaries or its owners), which by its terms:
               (i) provides that such Collateral Obligation shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Underlying Mortgage Property or underlying real property;

               (ii) requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Underlying Mortgage Property or underlying real property; or
               (iii) provides that such Underlying Mortgage Property or underlying real property may be further encumbered without the consent of the lender, provided certain conditions set forth in the Underlying Instruments are satisfied;
then, for so long as such Collateral Obligation is owned by the Issuer, the Servicer (with respect to Performing Investments) or the Special Servicer (with respect to Specially Serviced Investments), as applicable, on behalf of the Issuer shall take such action as directed pursuant to Section 2.03(d); provided, however the Servicer and the Special Servicer, as applicable, shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate Collateral Obligation thereon or (y) withhold its consent to such an assumption if the Servicer or the Special Servicer, as the case may be, determines, in accordance with Accepted Servicing Practices (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related interest rate), than would enforcement of such clause; provided, further prior to granting such consent with respect to a Collateral Obligation with a stated principal balance of more than five percent (5%) of the aggregate Collateral Obligations securing the CLO Notes or $35,000,000 or which is one of the ten (10) largest Collateral Obligations securing the CLO Notes, the Servicer or the Special Servicer shall obtain a Rating Agency Confirmation at the expense of the Issuer if not payable by the related Obligor under the terms of the related Underlying Instruments. If, notwithstanding any directions to the contrary from the Collateral Manager, the Servicer or the Special Servicer, as the case may be, determines in accordance with Accepted Servicing Practices that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the further encumbrance have been satisfied, the Servicer (with respect to Performing Investments) or the Special Servicer (with respect to Specially Serviced Investments), as applicable, is authorized to grant such consent. To the extent not precluded by the Underlying Instruments, the Servicer (with respect to Performing Investments) or the Special Servicer (with respect to Specially Serviced Investments) shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall reimbursable as a Servicing Expense.
          (c) With respect to any Collateral Obligation, if the Collateral Manager objects in writing to the Servicer’s determination with respect to such Collateral Obligation (which by its terms permits transfer, assumption or further encumbrance without lender consent, provided certain conditions are satisfied) that the conditions required under the related Underlying Instruments have been satisfied, then the Servicer shall not permit transfer, assumption or further encumbrance of such Collateral Obligation.
          (d) Nothing in this Section 3.09 shall constitute a waiver of the Issuer’s rights, as the lender of record, to receive notice of any assumption of a Collateral Obligation, any sale or other transfer of the related Collateral or the creation of any lien or other encumbrance with respect to such Collateral.
          (e) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Collateral Obligation, other than pursuant to Section 3.15 hereof.
          (f) With respect to any Collateral Obligation which permits release of Collateral through defeasance and subject to Sections 10.13 and 12.1 of the Indenture:
               (i) If such Collateral Obligation requires that the Servicer (on behalf of the Issuer) purchase the required government securities within the meaning of Section 2(a)(16) of Investment Company Act of 1940, then the Servicer shall purchase such obligations, at the related Obligor’s expense, in accordance with the terms of such Collateral Obligation; provided, that the Servicer shall not accept the amounts paid by the related Obligor to effect defeasance until acceptable government securities have been identified.
               (ii) To the extent not inconsistent with the terms of the related Underlying Instruments, the Servicer shall require the related Obligor to provide (i) an opinion of counsel (which shall be an expense of the related Obligor if the related Underlying Instruments permit such cost to be imposed upon the related Obligor) to the effect that the Issuer has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable, and (ii) an opinion of counsel (which shall be an expense of the related Obligor) to the effect that defeasance does not constitute a “significant modification” within the meaning of Treasury Regulation Section 1.1001-3. Such opinions, together with any other certificates or documents to be required in connection with such defeasance, shall be in form and substance acceptable to each Rating Agency.
               (iii) To the extent not inconsistent with the terms of the related Underlying Instruments, the Servicer shall require a certificate, at the related Obligor’s expense, from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Collateral Obligation in compliance with the requirements of the terms of the related Underlying Instruments.
               (iv) Except with respect to any Collateral Obligation (a) in the case of Moody’s, which has a principal balance of less than $35,000,000, (b) in the case of S&P, which has a principal balance of less than $20,000,000 and which principal balance does not constitute more than 5% of the aggregate principal balance of all Collateral Obligations securing the CLO Notes, and (c) in the case of Fitch, which has a principal balance of less than $35,000,000 and which principal balance does not constitute more than 5% of the aggregate principal balance of all Collateral Obligations securing the CLO Notes, prior to permitting the release of any Collateral and, if applicable, assumption of the Collateral Obligation by a successor obligor, to the extent not inconsistent with the terms of the related Underlying Instruments, the Servicer shall obtain, at the related Obligor’s expense, written confirmation from each Rating Agency that such release and assumption, if applicable, would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the CLO Notes.
               (v) The Servicer shall, in accordance with Accepted Servicing Practices, enforce provisions in the Underlying Instruments requiring Obligors to pay all reasonable expenses associated with a defeasance.
               (vi) To the extent not inconsistent with the terms of such Underlying Instruments, or to the extent the related Underlying Instruments provide the lender with discretion, the Servicer shall require the Obligor to establish a single purpose entity to act as a successor obligor.
     Section 3.10. Appraisals; Realization Upon Defaulted Securities.
          (a) Promptly following any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the CLO Noteholders, the Special Servicer shall notify the Servicer thereof, and, upon receipt of such notice, the Special Servicer shall obtain an updated Appraisal, but only in the event that any existing appraisal with respect thereto is more than twelve (12) months old, in order to determine the fair market value of such REO Property and shall notify the Issuer, the Servicer, the Collateral Manager and the Rating Agencies of the results of such Appraisal. Any such Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Advance. The Special Servicer shall obtain a new updated Appraisal or a letter update every twelve (12) months thereafter until the REO Property is sold.
          (b) The Special Servicer shall monitor each Specially Serviced Investment, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of any Collateral Obligation or the related Collateral, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Collateral Obligation) as are consistent with Accepted Servicing Practices. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Investment has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Sections 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer)) and with Accepted Servicing Practices, accelerate such Specially Serviced Investment and commence a foreclosure or other acquisition with respect to the related Collateral, provided, that the Special Servicer determines in accordance with Accepted Servicing Practices that such acceleration and foreclosure are more likely to produce a greater recovery to CLO Noteholders and the Certificateholder (taking into account the relative priority of the CLO Notes and the Certificate) on a present value basis (discounting at the related interest rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.15 hereof, as applicable. Neither the Servicer nor the Special Servicer shall pay the costs and expenses in any such proceedings but shall notify the Collateral Manager that such amounts are due and owing from the Issuer.

          (c) If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where the Collateral is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in accordance with Accepted Servicing Practices, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Collateral Manager and the Issuer.
          (d) In the event that title to any Collateral is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Issuer, or to its nominee (which shall not include the Special Servicer). Notwithstanding any such acquisition of title and cancellation of the related Collateral Obligation, as applicable, such Collateral Obligation, as applicable, shall be considered to be an REO Loan until such time as the related REO Property shall be sold by the Issuer for the benefit of the CLO Noteholders and the Certificateholder and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Collateral Obligation, as applicable, shall be considered to be an outstanding Collateral Obligation, as applicable:
               (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and
               (ii) Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note(s) in accordance with the terms of such Note(s). In the absence of such terms, net REO Proceeds shall be deemed to have been received first, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees; second, in reimbursement of Servicing Advances; third, the unpaid accrued interest; fourth, outstanding principal; and thereafter, net REO proceeds received in any month shall be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Note(s) or related Underlying Instruments and such amortization schedule until such principal has been paid in full and then to other amounts due under such Collateral Obligation. If such net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a principal prepayment received in respect of such Collateral Obligation.
          (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer for the benefit of the CLO Noteholders and the Certificateholder, obtain title to Collateral as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of Collateral, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Collateral if, as a result of any such action, the Issuer, for the benefit of the CLO Noteholders or the Certificateholder, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Collateral within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with Accepted Servicing Practices, based on an environmental assessment report prepared within the preceding 12 months by an Independent environmental consultant who regularly conducts environmental audits, that:
               (i) such Collateral is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring such Collateral in compliance therewith, and
               (ii) there are no circumstances present at such Collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Collateral.
          In the event that the environmental assessment first obtained by the Special Servicer with respect to Collateral indicates that such Collateral may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of CLO Noteholders and the Certificateholder. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.
          (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the Collateral is located, as determined by the Special Servicer in a manner consistent with Accepted Servicing Practices. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Servicer of pertinent back-up information, the Servicer shall request that the Collateral Manager advance the cost of preparation of such environmental assessments.
          (g) The Special Servicer shall take such action with respect to Collateral that is not in compliance with applicable environmental laws as is directed by the Collateral Manager, provided, however, if the Special Servicer determines pursuant to Section 3.10(e)(i) that the Collateral is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Collateral in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Collateral as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Issuer, but only if the Issuer (or the Collateral Manager acting on behalf of the Issuer) has mailed notice to the CLO Noteholders and the Certificateholder of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Issuer (or the Collateral Manager acting on behalf of the Issuer) does not receive, within 30 days of such notification, instructions from the CLO Noteholders or the Certificateholder entitled to a majority of the voting rights directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Collateral would result from the presence of such hazardous materials and provides a prior written statement to the Issuer and the Collateral Manager setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with Accepted Servicing Practices. None of the Issuer, the Collateral Manager, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the CLO Noteholders or the Certificateholder, unless the CLO Noteholders and/or the Certificateholder agree to indemnify the Issuer, the Collateral Manager, the Servicer and the Special Servicer with respect to such action or inaction. The Servicer shall notify the Collateral Manager of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advances.
          (h) The Special Servicer shall notify the Servicer of any Collateral which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Collateral Obligation which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Issuer and the Collateral Manager.
          (i) The costs of any updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Servicer as a Servicing Expense.
     Section 3.11. Annual Statement as to Compliance.
          The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Collateral Manager, the Trustee and the Rating Agencies on or before April 30 of each year, beginning with April 30, 2008, an Officer’s Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and (ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto.

     Section 3.12. Annual Independent Public Accountants’ Servicing Report.
          On or before April 30 of each year, beginning with April 30, 2008, each Reporting Person, at such Reporting Person’s expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the Reporting Person), which is a member of the American Institute of Certified Public Accountants, to furnish a statement (an “Accountant’s Statement”) to the Collateral Manager, the Issuer, the Initial Purchaser and the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Party, which includes an assertion that such Reporting Party has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Person’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Person’s assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each Reporting Person shall obtain from the relevant accountants, or shall prepare an electronic version of the Accountant’s Statement and provide such electronic version to the Issuer.
     Section 3.13. Title and Management of REO Properties and REO Accounts.
          (a) If title to any Underlying Mortgage Property or other Collateral is acquired on behalf of the Issuer for the benefit of the Secured Parties in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Issuer, or its nominee (which shall not include the Servicer or the Special Servicer). The Special Servicer, on behalf of the Issuer, shall dispose of any REO Property or REO Other Collateral held by the Issuer as soon after acquiring it as is practicable and feasible in a manner consistent with Accepted Servicing Practices. The Special Servicer shall manage, conserve, protect and operate each REO Property and REO Other Collateral for the Secured Parties solely for the purpose of its prompt disposition and sale.
          (b) The Special Servicer shall have full power and authority, subject only to Accepted Servicing Practices and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property and REO Other Collateral, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Secured Parties and the Certificateholder and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards. The Collateral Manager shall pay such fees as a Servicing Advance.
          (c) The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property or REO Other Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property or REO Other Collateral a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be denominated in the name of the Issuer to be held for the benefit of the CLO Noteholders and the Certificateholder or other collateral or in such other manner as the Issuer shall prescribe. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.04. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property or REO Other Collateral and for other Servicing Advances with respect to such REO Property or REO Other Collateral, including:
          (i) all insurance premiums due and payable in respect of any REO Property or related underlying real property (to the extent that the holder of the related REO Other Collateral has the right to pay same), as applicable;
          (ii) all real estate taxes and assessments in respect of any REO Property or related underlying real property (to the extent that the holder of the related REO Other Collateral has the right to pay same), as applicable, that may result in the imposition of a lien thereon and all federal, state and local income taxes payable by the owner of the REO Property; and
          (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property or related underlying real property (to the extent that the holder of the related REO Other Collateral has the right to pay same), as applicable, including, if applicable, the payments of any ground rents in respect of such REO Property or related underlying real property (to the extent that the holder of the related REO Other Collateral has the right to pay same), as applicable.
          To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Special Servicer shall notify the Collateral Manager to pay such amounts as Servicing Advances. The Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.
          (d) When and as necessary, the Special Servicer shall send to the Collateral Manager and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of any REO Property in accordance with Sections 3.13(a) and 3.13(b). To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the CLO Noteholders and the Certificateholder to prepare such statements and the cost of which shall be paid by and reimbursed to the Servicer as a Servicing Advance.
     Section 3.14. Cash Collateral Accounts.
          In the event that any Underlying Instruments permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Collateral Obligation and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to such Cash Collateral a segregated custodial account, which may be a sub-account of the Collection Account (each, a “Cash Collateral Account”), each of which shall be an Eligible Account and shall be denominated in the name of the Issuer or in such other name as the Issuer may prescribe or as may be required pursuant to the terms of the related Underlying Instruments to be held for the benefit of the CLO Noteholders and the Certificateholder. The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of such Cash Collateral, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Underlying Instruments.
     Section 3.15. Modification, Waiver, Amendment and Consents.
          (a) The Servicer or the Special Servicer, as the case may be, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Collateral Obligation, and/or permit the release of the Obligor on or any guarantor of any Collateral Obligation and/or permit any change in the management company or franchise with respect to any Collateral Obligation without the consent of the Issuer, the Trustee or any CLO Noteholder (other than the Collateral Manager, the Controlling Class or the Certificateholder to the extent required in the Indenture), subject, however, to the consent and direction requirements of Section 2.03(d) and in the case of any Collateral Obligation, to each of the following limitations, conditions and restrictions:
               (i) other than as provided in Sections 3.03 and 3.09 and except with respect to any penalty charges that the Servicer or Special Servicer, as the case may be, may be entitled to as Additional Servicing Compensation under this Agreement, neither the Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.15(a) with respect to, any Collateral Obligation, as applicable, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Collateral Obligation or, in the Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, in accordance with Accepted Servicing Practices, materially impair the security for such Collateral Obligation, as applicable, or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Collateral Obligation, as applicable (other than the alteration or construction of improvements thereon), or any guaranty or other credit enhancement with respect thereto (other than the substitution of a similar commercially available guarantee or credit enhancement contract and positive adjustments to escrows and reserves); provided, however, that the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.15(a) with respect to, a Specially Serviced Investment that would have any such effect, but only if, in the Special Servicer’s reasonable and good faith judgment, in accordance with Accepted Servicing Practices, a material default on such Specially Serviced Investment has occurred or a default in respect of payment on such Specially Serviced Investment is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to CLO Noteholders and the Certificateholder (taking into account the relative priority of the CLO Notes and the Certificate) on a present value basis, than would liquidation; and provided, further, that the Special Servicer may waive any fee comprising the Retained Interest (other than any origination fees, which the Special Servicer shall not be entitled to waive in any event) with respect to any Collateral Obligation if the Special Servicer determines (in accordance with Accepted Servicing Practices) that requiring the payment of such fee(s) would result in a material impediment to the refinancing or workout of such Collateral Obligation. Any such action taken by the Special Servicer shall be accompanied by an Officer’s Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Issuer, the Collateral Manager and to the Rating Agencies;
               (ii) the Special Servicer may not extend the maturity date of any Specially Serviced Investment beyond the date that is the date occurring later than the earlier of (A) two (2) years prior to the stated maturity date of the CLO Notes and (B) in the case of a Specially Serviced Investment secured directly or indirectly by the related Obligor’s direct or indirect interest in a ground lease, the date that is twenty (20) years prior to the expiration date of such ground lease (or ten (10) years prior to the expiration date of such lease upon receipt of Rating Agency Confirmation and with the consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, if required by the Indenture, the Controlling Class) if the Special Servicer gives due consideration to the remaining term of such ground lease);
               (iii) neither the Servicer nor the Special Servicer shall permit any Obligor to add or substitute any collateral for an outstanding Collateral Obligation, which collateral constitutes real property, unless (A) the Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, in accordance with Accepted Servicing Practices, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer or the Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent environmental consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and/or regulations, and (B) to the extent required by the terms of the related Underlying Instruments, receipt of Rating Agency Confirmation (the expense of such Rating Agency Confirmation shall not be at the personal expense of the Special Servicer and/or the Servicer, as the case may be) with respect to such proposed addition and/or substitution; and
               (iv) unless a release or substitution is permissible under the related Underlying Instrument without the consent or approval of the lender, neither the Servicer nor the Special Servicer shall release or substitute any Collateral securing an outstanding Performing Investment except as provided in Section 3.09(f) and except in the case of a release where (A) the use of the Collateral to be released will not, in the Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Collateral Obligation, (B) except in the case of the release of non-material parcels or a parcel the value of which was not taken into account in the underwriting of the related Collateral Obligation, there is a corresponding principal paydown of such Collateral Obligation in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the Collateral to be released, (C)

the remaining Collateral and any substitute collateral is, in the Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, adequate security for the remaining Collateral Obligation and (D) with respect to any substitution of Collateral, the Servicer or the Special Servicer shall obtain a Rating Agency Confirmation (the expense of such Rating Agency Confirmation shall not be at the personal expense of the Special Servicer and/or the Servicer, as the case may be);
provided that notwithstanding clauses (i) through (iv) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Servicer nor the Special Servicer shall extend the maturity date on any Collateral Obligation except pursuant to Section 3.15(a).
          (b) Neither the Servicer nor the Special Servicer shall have any liability to the Issuer, the CLO Noteholders, the Certificateholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.15(a) is reasonably likely to produce a greater recovery to CLO Noteholders and the Certificateholder (taking into account the relative priority of the CLO Notes and the Certificate) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with Accepted Servicing Practices by the Servicer or the Special Servicer, as the case may be.
          (c) All material modifications, waivers and amendments of the Collateral Obligation entered into pursuant to this Section 3.15 shall be in writing.
          (d) The Servicer or the Special Servicer, as the case may be, shall notify the Issuer, the Collateral Manager, the Trustee and the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Collateral Obligation and the date thereof, and shall deliver to the Issuer or the Trustee for deposit in the related Servicing File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, by the Reporting Date in the month immediately following the execution thereof.
          (e) The Servicer or the Special Servicer may (subject to Accepted Servicing Practices), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Collateral Obligation and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it, to the extent consistent with applicable law and the Underlying Instruments, (i) as Additional Servicing Compensation, a reasonable and customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it.
          (f) Notwithstanding the foregoing, the Servicer shall not permit the substitution of any Collateral pursuant to the defeasance provisions of any Collateral Obligation (or any portion thereof), if any, unless such defeasance satisfies the conditions set forth in Section 3.09(f).

          (g) Reserved.
          (h) Any modification, waiver or amendment of or consents or approvals relating to a Collateral Obligation that is a Specially Serviced Investment or REO Loan shall be performed by the Special Servicer and not the Servicer, and, subject to this Section 3.15(h), to the extent provided in this Agreement, shall be subject to the consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer) or, to the extent required by the Indenture, the Controlling Class.
          (i) Notwithstanding anything to the contrary contained herein, in the event the Servicer or Special Servicer determines, in accordance with Accepted Servicing Practices, that a refusal to consent by the Issuer (or the Collateral Manager acting on behalf of the Issuer or otherwise) or, if required by the Indenture, the Controlling Class, or any advice from the Issuer (or the Collateral Manager acting on behalf of the Issuer or otherwise), the Issuer or the Controlling Class would cause the Servicer or Special Servicer, as the case may be, to violate applicable law, the terms of the applicable Underlying Instruments, or the terms of this Agreement, including without limitation, Accepted Servicing Practices, the Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Issuer and the Collateral Manager or the Controlling Class, as applicable, the Issuer and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. Further, notwithstanding the foregoing or any other provision herein, the Servicer or the Special Servicer may take any action with respect to any Collateral Obligation requiring the consent, direction or approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer or otherwise), the Issuer, the Controlling Class or the Trustee at any other time without such consent, direction or approval if the Special Servicer determines in accordance with Accepted Servicing Practices, that such action is required by Accepted Servicing Practices in order to avoid a material adverse effect on the CLO Notes (as a collective whole) or is in the nature of an emergency.
     Section 3.16. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.
          (a) Upon the occurrence of any Special Servicing Transfer Event with respect to any Collateral Obligation of which the Servicer has notice, the Servicer shall promptly give notice thereof to the Special Servicer, the Issuer, the related Seller, and the Collateral Manager and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Servicing File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Collateral Obligation, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Collateral Obligation becomes a Specially Serviced Investment and in any event shall continue to act as Servicer and administrator of such Collateral Obligation until the Special Servicer has commenced the servicing of such Collateral Obligation, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Collateral Obligation, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Collateral Obligation to the Servicer. Notwithstanding the preceding sentence, with respect to each Collateral Obligation that becomes a Specially Serviced Investment, the Special Servicer may instruct the related Obligor to remit all payments in respect of such Collateral Obligation to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one (1) Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Obligor of a Specially Serviced Investment to the Special Servicer who shall send such notice to the related Obligor.
          (b) Upon determining that a Specially Serviced Investment has become a Corrected Investment, the Special Servicer shall promptly give notice thereof to the Servicer and shall deliver to the Servicer information reasonably necessary for the Servicer to resume servicing, and upon giving such notice and information reasonably necessary for the Servicer to resume servicing, such Collateral Obligation shall cease to be a Specially Serviced Investment in accordance with the proviso in the definition of Corrected Investment, the Special Servicer’s obligation to service such Collateral Obligation shall terminate and the obligations of the Servicer to service and administer such Collateral Obligation as a Performing Investment shall resume. In addition, if the related Obligor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Obligor to remit all payments in respect of such Specially Serviced Investment directly to the Servicer.
          (c) In servicing any Specially Serviced Investment, the Special Servicer shall provide to the Trustee originals of documents included within the definition of “Servicing File” for inclusion in the related Servicing File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Collateral Obligation information, including correspondence with the related Obligor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.
          (d) Not later than two (2) Business Days preceding each date on which the Servicer is required to furnish reports under Section 4.01 to the Issuer, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, a written statement describing, on an investment-by-investment basis, (i) the amount of all payments on account of interest received on each Specially Serviced Investment, the amount of all payments on account of principal, including principal prepayments, on each Specially Serviced Investment, the amount of net insurance proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Investment, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of the REO Property relating to each applicable Specially Serviced Investment (it being understood and agreed that to the extent this information is provided in accordance with Section 4.01, the Special Servicer’s reporting obligations shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Investments as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

          (e) Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Investments and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.
          (f) No later than sixty (60) days after a Collateral Obligation becomes a Specially Serviced Investment, the Special Servicer shall deliver to each Rating Agency, the Servicer, the Issuer, the Collateral Manager, the Backup Servicer and the Trustee, and upon request, the underwriters, a report (the “Asset Status Report”) with respect to such Collateral Obligation and the related Collateral. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:
               (i) date of transfer of servicing of such Collateral Obligation to the Special Servicer;
               (ii) summary of the status of such Specially Serviced Investment and any negotiations with the related Obligor;
               (iii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Collateral Obligation and whether outside legal counsel has been retained;
               (iv) the most current rent roll and income or operating statement available for the related Underlying Mortgage Property or the related underlying real property, as applicable;
               (v) the Special Servicer’s recommendations on how such Specially Serviced Investment might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Investment, REO Property or REO Other Collateral);
               (vi) a copy of the last obtained Appraisal of the Underlying Mortgage Property or related underlying real property, as applicable; and
               (vii) such other information as the Special Servicer deems relevant in light of Accepted Servicing Practices.
          If within ten (10) Business Days of receiving an Asset Status Report, the Issuer (or the Collateral Manager acting on behalf of the Issuer) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, Accepted Servicing Practices (taking into consideration the best interests of all the CLO Noteholders and the Certificateholder) or the

terms of the applicable Underlying Instruments. If the Issuer (or the Collateral Manager acting on behalf of the Issuer) disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Collateral Manager, the Issuer, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report until the Collateral Manager fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with Accepted Servicing Practices, that such objection is not in the best interests of all the CLO Noteholders and the Certificateholder. In any event, if the Collateral Manager does not approve an Asset Status Report within ten (10) Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report where required to comply with Accepted Servicing Practices. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.16, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Collateral Manager if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Collateral, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the CLO Noteholders or the Certificateholder and it has made a reasonable effort to contact the Collateral Manager, and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of all the CLO Noteholders and the Certificateholder pursuant to Accepted Servicing Practices, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Collateral Manager may have.
          The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Investment and take such actions consistent with Accepted Servicing Practices and the related Asset Status Report. The Special Servicer shall not take any action materially inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with Accepted Servicing Practices, this Agreement, applicable law or the related Underlying Instruments.
          No direction of the Collateral Manager shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Investment, Accepted Servicing Practices, applicable law or any provision of this Agreement or (b) materially expand the scope of the Special Servicer’s, Issuer’s or the Servicer’s responsibilities under this Agreement.

     Section 3.17. Certain Provisions with Respect to Future Advance Loans and Revolving Loans
          (a) With respect to any Third-Party Held Delayed Draw Loan and Third-Party Held Revolving Loan, the Issuer will own only the principal portion of such Loans outstanding as of the applicable transfer date to the Issuer. Principal Proceeds received by the Servicer on any Third-Party Held Revolving Loan shall be allocated first to the portion of such Loan owned by the Seller, CapitalSource (or their respective Affiliates) or their special purpose entities under their Funding Transactions, until the principal amount of such portion is reduced to zero, and then to the portion owned by the Issuer; provided that if (i) a payment default occurs with respect to any of the related Loans, (ii) the Seller, CapitalSource (or one of their respective Affiliates) has determined in its sole discretion that an Obligor’s credit has deteriorated such that it materially and adversely affects the value of the related Loans or the Seller, CapitalSource (or one of their respective Affiliates) has determined in its sole discretion to reduce its commitment to an Obligor, or (iii) an Event of Default occurs, then Principal Proceeds received on (A) the applicable Loan (in the case of clause (i) or (ii) above) or (B) all the Third-Party Held Revolving Loans (in the case of clauses (iii) above) will be allocated between the portion owned by the Seller, CapitalSource (or their respective Affiliates) or their special purpose entities under their Funding Transactions or other third-party and the portion owned by the Issuer pro rata based upon the outstanding principal amount of each such portion. The Servicer will determine the outstanding Principal Balance, the Retained Interest (if any) and the Principal Proceeds received with respect to any Revolving Loan on the last day of each Due Period, and all other Loans on each Business Day.
          (b) The Servicer will maintain the underlying data of all principal collections received and payments or advances made with respect to any Revolving Loan from the Principal Collection Account on each day during each Due Period, and shall make such underlying data available pursuant to and in accordance with the provisions of Section 4.01.
     Section 3.18. The Backup Servicer.
          (a) The Issuer hereby appoints Wells Fargo Bank, N.A., a national banking association to act as Backup Servicer in accordance with the terms of this Agreement. Wells Fargo Bank, N.A. hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.
          (b) After the termination or resignation by the Servicer or Special Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer or Special Servicer, under this Agreement, whether with respect to the Collateral Obligations or otherwise, shall pass to and be vested in the Successor or the Backup Servicer, as applicable in accordance with Section 6.03 and such applicable party shall be deemed the Successor, subject to and in accordance with the provisions of Section 6.03, as long as such named Successor is not prohibited by any applicable law from fulfilling the same, as evidenced by an Opinion of Counsel.
          (c) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall (if they are otherwise eligible) be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.
          (d) As compensation for its Backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Servicer. The Backup Servicing Fee shall be calculated and payable on each Payment Date in accordance with the Priority of Payments. The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicing Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.
          (f) Reserved.
          (g) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and the Special Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.
          (h) The Backup Servicer shall not be liable for any obligation of the Servicer and/or Special Servicer contained in this Agreement or for any errors of the Servicer and/or Special Servicer contained in any Reporting Package and the Special Servicer Defaulted Loan File, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the and/or Special Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer and/or Special Servicer (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (iii) the invalidity or unenforceability of any Loan under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any successor Backup Servicer.
     Section 3.19. Covenants of the Backup Servicer.
          The Backup Servicer hereby covenants that:
          (a) The Backup Servicer will comply in all material respects with all applicable law.
          (b) The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the federal laws of the United States.
          (c) The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.
ARTICLE IV.
STATEMENTS AND REPORTS
     Section 4.01. Reporting by the Servicer and the Special Servicer.
          (a) On each Reporting Date, the Servicer shall deliver to the Collateral Manager, the Issuer, the Backup Servicer and the Trustee:
               (i) the Reporting Package; and
               (ii) a statement as to the remittance made on the related Remittance Date setting forth information as (i) the Servicing Fee paid on such date, (ii) any other amounts paid to the Servicer on such date in connection with any of the Transaction Documents, and (iii) any amounts of principal, interest, advances, yield, excess interest, late charges, exit fees and any other amounts collected by the Servicer during the Servicing Collection Period in respect of the Collateral Obligations and distributed to the Trustee on such date.
          (b) The Servicer shall use its reasonable efforts to promptly collect from each Obligor (and forward on to the Issuer (or the Collateral Manager acting on behalf of the Issuer)) the property operating statements, rent rolls, financial statements and other financial reports which are required to be delivered by the Obligor pursuant to the related Underlying Instruments. The Servicer shall promptly (i) review and analyze such items as may be collected; (ii) prepare written reports based on such analysis; and (iii) deliver copies of such written reports to the Collateral Manager.
          (c) Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Underlying Mortgage Property and the annual information returns with respect to each Obligor’s debt service payments under the Collateral Obligations as required by Sections 6050J and 6050H, respectively, of the Internal Revenue Code and the rules and regulations promulgated thereunder, as amended.
          (d) Two (2) Business Days prior to the Determination Date, the Special Servicer shall provide the Servicer, the Trustee, the Backup Servicer and the Rating Agencies with the Special Servicer Defaulted Loan File.
          (e) Except as provided in this Section 4.01 or elsewhere in this Agreement, neither the Servicer nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.
          (f) The parties hereto acknowledge and agree that the Trustee will be entitled to rely solely on the reports prepared and delivered by the Servicer hereunder in performing its duties under the Indenture. Amounts remitted to the Trustee hereunder by the Servicer on each Remittance Date shall correspond to the amounts indicated in the Reporting Package prepared by the Servicer in respect of the related Determination Date.
ARTICLE V.
SERVICER’S COMPENSATION AND EXPENSES
     Section 5.01. Servicing Compensation.
          (a) Notwithstanding anything to the contrary herein, the Servicer shall not be entitled to a Servicing Fee in consideration for servicing the Collateral Obligations. Notwithstanding the foregoing, in the event that the Backup Servicer or any other entity shall become the Successor, as consideration for servicing the Collateral Obligations subject to this Agreement, the Successor, as Servicer hereunder, shall be entitled to a Servicing Fee for each Collateral Obligation (other than a Specially Serviced Investment or REO Loan) remaining subject to this Agreement during any calendar month or part thereof. Such Servicing Fee shall be payable in accordance with this Agreement and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Collateral Obligation or distribution on the related Collateral Obligation is computed. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Successor’s responsibilities and obligations under this Agreement.
          (b) The Servicer shall be entitled to retain and shall not be required to deposit into the Collection Account any payments or collections received by it which are in the nature of Additional Servicing Compensation accrued on any Performing Investment and actually collected.
          (c) The Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.04(a), Additional Servicing Compensation in the form of (i) 100% of modification, assumption, waiver and consent fees, and (ii) 100% of all defeasance fees and application fees received on Performing Investments and 50% of all assumption, waiver and consent fees pursuant to Section 3.09(a) and 3.09(b) on the Performing Investments, to the extent that such fees are paid by the Obligor and for which the Special

Servicer’s consent or approval is required on the Performing Investments and only to the extent that all amounts then due and payable with respect to the related Collateral Obligation have been paid. In addition, the Servicer shall be entitled to retain as Additional Servicing Compensation any charges for processing Obligor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Obligor and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.03.
          (d) The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
     Section 5.02. Servicing Advances; Servicer Expenses.
          (a) The Collateral Manager shall, in the first instance, have the right to determine, in accordance with the Collateral Manager Servicing Standard, the necessity for all Servicing Advances. The Collateral Manager shall, unless the particular advance would constitute a Nonrecoverable Servicing Advance, advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and similar charges that are or may become a lien on the Underlying Mortgage Property, REO Property or the underlying real property, (ii) ground rents (if applicable) and (iii) insurance premiums, in each instance if and to the extent Escrow Payments collected from the related Obligor (or related REO Proceeds, if applicable) are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis and, in the case of B Notes, Mezzanine Loans and Participations, only to the extent that the holder of such Collateral Obligations has the right or obligation to so advance such sums, and provided, however, that with respect to the payment of real estate taxes, assessments and similar charges, the Collateral Manager shall not be required to make such advance until the later of five (5) Business Days after the Collateral Manager or the Issuer, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. Notwithstanding the foregoing, if the Servicer makes the determination that a Servicing Advance is or is not required to be made to comply with Accepted Servicing Practices (or whether a Servicing Advance would constitute a Nonrecoverable Servicing Advance), the Servicer’s determination shall be binding on the Collateral Manager and shall override any prior determination by the Collateral Manager. §
          (b) The Servicer shall give the Collateral Manager and the Issuer no less than five (5) Business Days’ written (which may include facsimile or electronic) notice before the date on which the Collateral Manager is requested to make any Servicing Advance with respect to a given Performing Investment; provided, however, that only two (2) Business Days’ written (which may include facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Collateral

Manager may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Servicer shall provide the Collateral Manager with such information in its possession as the Collateral Manager may reasonably request to enable the Collateral Manager to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Servicer that the Collateral Manager make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Collateral Manager shall be entitled to conclusively rely on such determination; provided, that the determination shall not be binding on the Collateral Manager. In the event that the Servicer requests that the Collateral Manager make a Servicing Advance and the Collateral Manager determines that such requested Servicing Advance is a Nonrecoverable Servicing Advance, the Servicer shall make such Servicing Advance in accordance with the provisions of this Agreement subject to its own further determination of nonrecoverability.
          (c) The Special Servicer shall give the Collateral Manager, the Servicer and the Issuer no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Collateral Manager is requested to make any Servicing Advance with respect to a given Specially Serviced Investment; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Collateral Manager may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Special Servicer shall provide the Collateral Manager and the Servicer with such information in its possession as the Collateral Manager or the Servicer, as applicable, may reasonably request to enable the Collateral Manager or the Servicer, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Collateral Manager make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Collateral Manager shall be entitled to conclusively rely on such determination; provided, that the determination shall not be binding on the Collateral Manager or the Servicer.
          (d) On the first Business Day after the Determination Date for the related Remittance Date, the Servicer and the Special Servicer, as applicable, shall report to the Collateral Manager if the Servicer or the Special Servicer, as applicable, determines any Servicing Advance previously made by the Collateral Manager or the Servicer is a Nonrecoverable Servicing Advance. The Collateral Manager shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Collateral Manager, but shall in no way limit the ability of the Collateral Manager in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b).
          (e) Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a

Nonrecoverable Servicing Advance. The Special Servicer shall have no obligation under this Agreement to make any Servicing Advances. Except as set forth in Section 5.02(g), the Servicer shall have no obligation under this Agreement to make any Servicing Advances. Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses set forth below notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Investments or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Underlying Mortgage Property (or underlying real property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Collateral Obligation; provided, that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with Accepted Servicing Practices (as evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager) that making such expenditure is in the best interest of the CLO Noteholders and the Certificateholder.
          (f) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to Section 3.03(b), the Trustee, the Collateral Manager, the Servicer or the Special Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse the Trustee, the Collateral Manager, itself or the Special Servicer, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose from collections relating solely to the Collateral Obligation for which such Servicing Advance was made are deposited in the Collection Account.
          (g) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Collateral Manager fails to make any Servicing Advance which the Servicer has determined is required in accordance with Accepted Servicing Practices, the Servicer shall make such Servicing Advance; provided that the Servicer shall not be required to make any Servicing Advance it determines would be a Nonrecoverable Servicing Advance.
          (h) None of the Servicer, the Special Servicer, the Trustee or the Collateral Manager shall have any liability to the Issuer, the CLO Noteholders or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Collateral Manager or the Trustee was made on a reasonable basis in good faith or, in the case of the Servicer or the Special Servicer, in accordance with Accepted Servicing Practices.
     Section 5.03. Special Servicing Compensation.
          (a) Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to a Special Servicing Fee in consideration for servicing the Specially Serviced

Investments and REO Loans. Notwithstanding the foregoing, in the event that the Backup Servicer or any other entity shall become the Successor to the Special Servicer, as compensation for its activities hereunder, the Successor, as Special Servicer hereunder, shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Investment and REO Loan. As to each Specially Serviced Investment and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the stated principal balance of such Specially Serviced Investment and in the same manner as interest is calculated on the Specially Serviced Investments and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Investment or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Investment or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable in accordance with this Agreement, on a asset-by-asset basis, in accordance with the provisions of Section 3.03(b). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Successor’s responsibilities and obligations under this Agreement. The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting as overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
          (b) Additional Servicing Compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Investments to the extent such fees are paid by the Obligor, (ii) 100% of all application fees received on Specially Serviced Investments and (iii) 50% of all assumption, waiver and consent fees pursuant to Section 3.09(a) and 3.15 received with respect to all Performing Investments and for which the Special Servicer’s consent or approval is required, shall be promptly paid to the Special Servicer by the Servicer to the extent such fees are paid by the Obligor and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to Additional Servicing Compensation in the form of a Workout Fee with respect to each Corrected Investment at the Workout Fee Rate on such Collateral Obligation for so long as it remains a Corrected Investment. The Workout Fee with respect to any Corrected Investment will cease to be payable if such loan again becomes a Specially Serviced Investment; provided that a new Workout Fee will become payable if and when such Specially Serviced Investment again becomes a Corrected Investment. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Collateral Obligation that became Corrected Investments prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Collateral Obligation subsequently becomes a Specially Serviced Investment. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Investments for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Investment solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Investment as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special

Servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Investment or REO Property as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable and the Special Servicer shall not be entitled to any such Liquidation Fee hereunder based on, or out of, Liquidation Proceeds received in connection with (w) any event described in clause (iii)(A) or (B) of the definition of “Liquidation Proceeds”, (x) any event described in clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the related Collateral Obligations Purchase Agreement, (y) any event described in clause (v) of the definition of “Liquidation Proceeds” (except that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender or holder of a purchase option under any participation agreement or co-lender agreement if such purchase does not occur within the time frame permitted by the related mezzanine intercreditor agreement, participation agreement or co-lender agreement, provided that the related mezzanine intercreditor agreement, participation agreement or co-lender agreement provides for payment of such fee), or (z) unless otherwise agreed to by the Collateral Manager and the Special Servicer, the sale of any Specially Serviced Investment consummated less than ten (10) Business Days after the occurrence of the related Special Servicing Transfer Event. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Investment and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Collateral Obligation. Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Collateral Obligation.
ARTICLE VI.
THE SERVICER AND THE ISSUER
     Section 6.01. No Assignment; Merger or Consolidation.
          Except as otherwise provided for in this Section 6.01 or in Section 2.02, neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Issuer; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate without the written consent of the Issuer, as long as Servicer or the Special Servicer remains obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer alone was servicing the related Collateral Obligations in accordance with the terms of this Agreement and the Special Servicer or the Servicer, as applicable, receives Rating Agency Confirmations.

          The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.
     Section 6.02. Liability and Indemnification of the Servicer or the Special Servicer and the Issuer.
          Neither the Servicer nor the Special Servicer, nor their Affiliates nor any of the members, managers, stockholders, partners, directors, officers, employees or agents thereof nor their Affiliates shall be under any liability to either the Issuer or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment, mistake of law or for any claim, loss, liability, damage, settlement, Costs or other expenses (including reasonable attorneys’ fees and court costs and reasonable accountants’ fees and expenses) of any nature whatsoever that arise out of or in connection with any representation, warranty, covenant or act or omission of the Servicer, Special Servicer or such other person in the performance of its duties under this Agreement or the Indenture or for any decrease in value of the Collateral Obligations; provided, however, that this provision shall not protect the Servicer or the Special Servicer or any such Person against any liability which would otherwise be imposed on the Servicer or the Special Servicer or any such Person by reason of the willful misfeasance, bad faith or negligence in the performance of the Servicer or the Special Servicer duties hereunder. The Servicer or the Special Servicer, as the case may be, and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer or the Special Servicer, as the case may be, and any member, manager, stockholder, partner, director, officer, employee or agent thereof and their respective Affiliates shall be indemnified and held harmless by the Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the performance hereunder by, or any specific action which the Issuer, the Collateral Manager or (with respect to the Servicer) the Special Servicer authorized or requested the Servicer or the Special Servicer, as the case may be, to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer or the Special Servicer, as the case may be, or breach of the Servicer or the Special Servicer’s representations and warranties set forth in Section 7.01. In the event that the Servicer or the Special Servicer, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors or other Obligors under the Collateral Obligations, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.
          The Issuer and any director, officer, employee or agent thereof and their respective Affiliates shall be indemnified and held harmless by the Servicer or the Special

Servicer, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties the Servicer or the Special Servicer hereunder or (ii) a breach of the representations and warranties of the Servicer or the Special Server, as the case may be, set forth in Section 7.01.
          The provisions of this Section 6.02 shall survive any termination of the rights and obligations of the Servicer or the Special Servicer hereunder.
     Section 6.03. Eligibility; Successor; The Servicer , the Special Servicer and the Backup Servicer.
          (a) The initial Servicer and Special Servicer shall be on S&P’s Select Servicer list as a U.S. Commercial Mortgage Primary Servicer and a CRE CDO Special Servicer, respectively. The foregoing requirement shall not prohibit the Backup Servicer from acting as successor servicer pursuant to Section 7.03. Notwithstanding the foregoing, the Servicer and the Special Servicer, as applicable, shall have six (6) months from the date hereof in which to receive the respective designations described in the preceding sentences (provided that the Servicer and the Special Servicer, as applicable, shall have an additional six (6) months in which to cure any exceptions raised by the applicable Rating Agency after such Rating Agency’s initial review of the Servicer’s and the Special Servicer’s, as applicable, operations) unless each of the Rating Agencies has confirmed in writing that the failure to obtain either designation shall not result in the reduction, qualification or withdrawal of any ratings of the CLO Notes. If the Servicer has not qualified as a U.S. Commercial Mortgage Primary Servicer on S&P’s Select Servicer list or if the Special Servicer has not qualified as a CRE CDO Special Servicer on S&P’s Select Servicer list within six (6) months (or, if applicable, after the expiration of the cure period described above), then a replacement U.S. Commercial Mortgage Master Servicer on S&P’s Select Servicer list or a U.S. Commercial Mortgage Special Servicer on S&P’s Select Servicer list, as the case may be, shall be appointed pursuant to this Section 6.03. Any such replacement servicer may subservice the related Collateral Obligations to the initial Servicer.
          (b) The Issuer, the Collateral Manager, the Trustee, the Backup Servicer, the Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Trustee, the Servicer and the Special Servicer herein.
          (c) (i) Subject to the provisions of Section 7.03, within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to Section 8.01(a), the Collateral Manager, acting on behalf of the Issuer, shall identify and retain, with Rating Agency approval as evidenced by Rating Agency Confirmation, a successor servicer or special servicer, as applicable, which may be the Backup Servicer; or (ii) on or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall identify a successor servicer or special servicer, which may be the Backup Servicer, who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03(d) (with Rating Agency Confirmation as required thereunder) (in the case of the Backup Servicer, until such time as a successor servicer is appointed). Such successor servicer or special servicer, as the case may be, shall be referred to herein as “Successor”. The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section 7.01 shall not be considered a default by the Successor hereunder. In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. In connection with any such appointment and assumption, the Collateral Manager may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder. If no Successor Servicer or Special Servicer, as the case may be, shall have been so appointed and shall have accepted appointment within thirty (30) days after the Servicer or Special Servicer, as the case may be, receives notice of termination in accordance with Section 8.01 hereof, the Issuer may petition any court of competent jurisdiction for the appointment of a Successor servicer or special servicer, as the case may be. Except as provided in Section 6.03(d) herein, until the Successor is appointed and has accepted such appointment, the Servicer or the Special Servicer shall continue to have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder. Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.
          (d) Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer approved by the Rating Agencies, as applicable, has assumed the Servicer’s or the Special Servicer’s as applicable, responsibilities and obligations, and Rating Agency Confirmation shall have been obtained indicating that the replacement of the Servicer or Special Servicer, as applicable, with such successor will not result in downgrade, withdrawal or qualification of the then-current ratings on any class of CLO Notes. Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Trustee and the Rating Agencies. Except for a resignation under Section 6.03(d)(i) herein, no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until the Successor, in accordance with Section 6.03(c), shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations. Resignation under Section 6.03(d)(i) shall be effective within thirty (30) days of such notice, unless applicable law requires the Servicer’s or the Special Servicer’s resignation to be immediate.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES; DEFAULT
     Section 7.01. Representations and Warranties.
          (a) The Servicer hereby makes the following representations and warranties to each of the other parties hereto:
               (i) Due Organization, Qualification and Authority. The Servicer is a limited liability company duly organized, validly formed and in good standing under the laws of the State of Delaware and licensed in each state to the extent necessary to ensure the enforceability of each Collateral Obligation and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)
               (ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s certificate of formation or limited liability company agreement as amended; (w) conflicts with or results in a breach of any material agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Collateral Obligations, or (2) the Servicer to perform its obligations hereunder;
               (iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the

Collateral Obligations, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;
               (iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign entity or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;
               (v) E&O Insurance. The Servicer currently maintains a fidelity bond and errors and omissions insurance or self insures, in either case meeting the requirements of Section 3.05(c) hereof; and
               (vi) No Default/Violation. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder.
          (b) The Special Servicer hereby makes the following representations and warranties to each of the other parties hereto:
               (i) Due Organization, Qualification and Authority. The Special Servicer is a limited liability company duly organized, validly formed and in good standing under the laws of the State of Delaware and licensed in each state to the extent necessary to ensure the enforceability of each Collateral Obligation and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)
               (ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s certificate of formation or limited liability company agreement as amended; (w) conflicts with or results in a breach of any material agreement or instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Collateral Obligations, or (2) the Special Servicer to perform its obligations hereunder;
               (iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Collateral Obligations, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;
               (iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign entity or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof;
               (v) E&O Insurance. The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self insures, in either case meeting the requirements of Section 3.05(c) hereof; and
               (vi) No Default/Violation. The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder.
          (c) The Issuer hereby makes the following representations and warranties to each of the other parties hereto:

               (i) Due Authority. The Issuer is a Delaware statutory trust formed and validly existing under the laws of the State of Delaware and has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
               (ii) Ownership of Collateral Obligations. The Issuer is the beneficial owner of the Collateral Obligations and has the right to perform the actions contemplated herein.
               (iii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s certificate of trust or trust agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Collateral Obligations, or (2) the Issuer to perform its obligations hereunder.
               (iv) No Litigation Pending. There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Collateral Obligations, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.
               (v) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.
               (vi) No Default/Violation. The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.
               (vii) Commercial Loans. The Collateral Obligations relate to or are comprised of only securities and commercial loans, the proceeds of which loans were used primarily for commercial purposes and not for personal, family or household purposes.
          (d) The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:
               (i) Due Authority. The Collateral Manager is a limited liability company duly organized, validly formed and in good standing under the laws of the State of Delaware and has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
               (ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of formation or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Collateral Obligations, or (2) the Collateral Manager to perform its obligations hereunder.

               (iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Collateral Obligations, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.
               (iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.
               (v) No Default/Violation. The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.
          (e) The Backup Servicer hereby makes the following representations and warranties to the each of the other parties hereto:
               (i) Due Organization, Qualification and Authority. The Backup Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and is duly qualified to transact business and is in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Collateral Obligation and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Backup Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Backup Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Backup Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
               (ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Backup Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Backup Servicer’s certificate of formation, articles of association or bylaws, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Backup Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Backup Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Backup Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Backup Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Backup Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Collateral Obligations, or (2) the Backup Servicer to perform its obligations hereunder;
               (iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Backup Servicer’s knowledge, threatened against the Backup Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Collateral Obligations, or would be likely to impair materially the ability of the Backup Servicer to perform its duties and obligations under the terms of this Agreement;
               (iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Backup Servicer is required for (x) the Backup Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Backup Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Backup Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Collateral Obligation, or (2) for the Backup Servicer to perform its obligations under this Agreement in accordance with the terms hereof.
               (v) No Default/Violation. The Backup Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Backup Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Backup Servicer or its properties taken as a whole or its performance hereunder;
               (f) The representations and warranties of the Servicer, the Special Servicer, the Collateral Manager, the Backup Servicer and the Issuer set forth in this Section 7.01 shall survive until the termination of this Agreement.
     Section 7.02. Events of Default.
          “Event of Default”, wherever used herein, means any one of the following events:

          (a) With respect to the Servicer or the Special Servicer
               (i) any failure by the Servicer or the Special Servicer, as the case may be, to remit to the Issuer or the Trustee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due; or
               (ii) any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Collateral Obligation or Collateral or the priority of the lien on any Collateral or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or
               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
               (iv) the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or
               (v) the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
               (vi) except in the case of CapitalSource Finance LLC as initial Servicer, Servicer is removed from S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and is not reinstated to such list within sixty (60) days of such removal;

               (vii) solely with respect to CapitalSource Finance LLC as initial Servicer, Servicer is removed from S&P’s Select Servicer list as a U.S. Commercial Mortgage Primary Servicer and is not reinstated to such list within sixty (60) days of such removal;
               (viii) except in the case of CapitalSource Finance LLC as initial Special Servicer, the Special Servicer is removed from S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such list within sixty (60) days of such removal;
               (ix) solely with respect to CapitalSource Finance LLC as initial Special Servicer, the Special Servicer is removed from S&P’s Select Servicer list as a CRE CDO Special Servicer and is not be reinstated to such list within sixty (60) days of such removal; or
               (x) the Servicer or the Special Servicer, as the case may be, receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of CLO Notes, or (B) placed one or more classes of CLO Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action;
then, and in each and every case, so long as an Event of Default shall not have been remedied, the Collateral Manager may, by notice in writing to the Servicer or the Special Servicer, as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Collateral Obligations and the proceeds thereof, without the Collateral Manager incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Additional Servicing Compensation and the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Collateral Manager, all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Collateral Obligations or otherwise, shall pass to and be vested in the Trustee (except that if the Servicer and the Special Servicer are not the same entity, the authority and power of the Special Servicer shall first pass to and be vested in the Servicer unless the Servicer has also been terminated, and otherwise shall pass to the Trustee), and the Servicer and the Special Servicer agree to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.
          The Collateral Manager may waive any default (other than an Event of Default under clause (a)(vi) above) by the Servicer or the Special Servicer, as the case may be, in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
          (b) With respect to the Collateral Manager:
               (i) any failure on the part of the Collateral Manager duly to observe or perform in any material respect any of the covenants or agreements on the part of the Collateral Manager contained in this Agreement, or any representation or warranty set forth by the Collateral Manager in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Collateral Obligations or Collateral or the priority of the lien on any Collateral or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Collateral Manager by the Issuer (or such extended period of time approved by the Issuer provided that the Collateral Manager is diligently proceeding in good faith to cure such failure or breach); or
               (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Collateral Manager for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against Collateral Manager and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
               (iii) the Collateral Manager shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Collateral Manager or relating to all or substantially all of its property; or
               (iv) the Collateral Manager shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
then, and in each and every case, so long as an Event of Default shall not have been remedied, the Issuer may, by notice in writing to the Collateral Manager in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Collateral Manager under this Agreement and in and to the Collateral Obligations and the proceeds thereof, without the Issuer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Collateral Manager of such written notice of termination from the Issuer, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Collateral Obligations or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights hereunder of the Collateral Manager.
          The Issuer may waive any default by the Collateral Manager in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
          (c) With respect to the Backup Servicer:
               (i) any failure on the part of the Backup Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Backup Servicer contained in this Agreement, or any representation or warranty set forth by the Backup Servicer in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Collateral Obligation or Collateral or the priority of the lien on any Collateral or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Backup Servicer by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Backup Servicer is diligently proceeding in good faith to cure such failure or breach); or
               (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Backup Servicer for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against Backup Servicer and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
               (iii) the Backup Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Backup Servicer or relating to all or substantially all of its property; or
               (iv) the Backup Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
then, and in each and every case, so long as an Event of Default shall not have been remedied, the Collateral Manager may, by notice in writing to the Backup Servicer in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Backup Servicer under this Agreement and in and to the Collateral Obligations and the proceeds thereof, without the Collateral Manager incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Backup Servicer relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Backup Servicer of such written notice of termination from Collateral Manager, all authority and power of the Backup Servicer under this Agreement, whether with respect to the Collateral Obligations or otherwise, shall pass to and be vested in the Issuer, and the Backup Servicer agrees to cooperate with the Collateral Manager in effecting the termination of the responsibilities and rights hereunder of the Backup Servicer.
          The Collateral Manager may waive any default by the Trustee in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 7.03. Backup Servicer to Act; Appointment of Successor.
          (a) On and after the time the Servicer or the Special Servicer resigns pursuant to this Agreement or receives a notice of termination pursuant to Sections 7.02 or 8.01, the Backup Servicer (or, in the case of the Special Servicer, the Servicer unless the Servicer and Special Servicer are the same entity or the Servicer also resigns, in which case it shall be the Backup Servicer) shall immediately become the Successor in all respects to the Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all of the rights and powers, and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Servicer’s obligation to make Servicing Advances;

provided that any failure to perform such duties or responsibilities caused by the Servicer’s or the Special Servicer’s failure to deliver to the Backup Servicer the information or funds required under Section 7.02 shall not be considered a default by the Trustee hereunder. In addition to the foregoing, at any time the Servicer fails to make any Servicing Advance, the Backup Servicer shall make such advance subject to a nonrecoverability determination. Upon the occurrence of an Event of Default related to the failure of the Servicer to make any Servicing Advance, the Backup Servicer shall be entitled to cause the Collateral Manager to terminate the Servicer in accordance with the provisions of this Agreement. The Backup Servicer shall be entitled, but not required, to conclusively rely upon determinations of nonrecoverability made by the Servicer or the Collateral Manager hereunder. Notwithstanding the foregoing, the Backup Servicer will have a period (not to exceed 60 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Backup Servicer to correct any errors or insufficiencies in the servicing data or otherwise enable the Backup Servicer to service the Investments as successor or special servicer, as applicable.
          (b) The Backup Servicer shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer or for any losses incurred by the Servicer or the Special Servicer pursuant to Section 3.04 hereunder which shall have accrued prior to the Backup Servicer’s assuming such duties. As compensation therefor, the Backup Servicer shall be entitled to the applicable Servicing Fee and/or Special Servicing Fee, as applicable, and all funds (other than any Workout Fee owed pursuant to Section 5.03(b)) that the Servicer or the Special Servicer would have been entitled to charge to the Collection Account if the Servicer or the Special Servicer had continued to act hereunder.
          (c) Notwithstanding the above, the Backup Servicer may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the CLO Noteholders entitled to a majority of the voting rights and the Certificateholder so request in writing to the Backup Servicer or if the Backup Servicer is not approved as a servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint any servicer or special servicer acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Servicer of all of the responsibilities, duties and liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Backup Servicer shall act in such capacity as hereinabove provided. In the event that the Backup Servicer is unable to appoint a successor to the Servicer hereunder as contemplated by this subsection (c), the Backup Servicer may petition a court of competent jurisdiction to appoint a successor Servicer hereunder. In connection with any such appointment and assumption described herein, the Backup Servicer may make such arrangements for the compensation of such successor out of payments on the Collateral Obligations or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated servicer or special servicer, as applicable, hereunder unless the Rating Agency Condition is satisfied. The Issuer, the Backup Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE VIII.
TERMINATION; TRANSFER OF COLLATERAL OBLIGATIONS
     Section 8.01. Termination of Agreement.
          (a) Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(c), this Agreement may be terminated by the Issuer with respect to any or all of the Collateral Obligations, without cause, upon 60 days written notice to the Servicer or the Special Servicer, as applicable. Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(c), this Agreement may be terminated by the Servicer or the Special Servicer, as the case may be, with respect to any Collateral Obligations, without cause, upon 60 days written notice to the Issuer.
          (b) Termination pursuant to this Section 8.01 or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Trustee, the Backup Servicer or the Servicer or the Special Servicer, as the case may be, which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees, and Servicing Advances or Servicing Expenses through the termination date to which the Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Issuer or to Persons designated by the Collateral Manager; and (iii) fully cooperate with the Collateral Manager, the Trustee and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Collateral Obligations. Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation and Servicing Advances or Servicing Expenses (with interest thereon at the Reimbursement Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence shall be remitted by the Issuer to the Servicer or the Special Servicer, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor to the extent the Servicer or the Special Servicer is terminated without cause.
     Section 8.02. Transfer of Collateral Obligations.
          (a) The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Collateral Obligations may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party without the consent or approval of the Servicer or the Special Servicer, as the case may be. Any such transfer shall constitute a termination of this Agreement with respect to such Collateral Obligations, subject to the Issuer’s notice requirements under Section 8.01(a). The Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Collateral Obligations for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing with respect to the transferred Collateral Obligations (or be liable for any of the obligations of Issuer hereunder).
          (b) Until the Servicer or the Special Servicer, as the case may be, receives written notice from the Issuer (or the Collateral Manager acting on behalf of the Issuer) of the sale, transfer, assignment or conveyance of one or more Collateral Obligations, the Issuer shall be presumed to be the owner and holder of such Collateral Obligations, the Servicer or the Special Servicer, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation and any other compensation hereunder with respect to such Collateral Obligations and the Servicer shall continue to remit payments and other collections in respect of such Collateral Obligations to the Issuer pursuant to the terms and provisions hereof.
ARTICLE IX.
MISCELLANEOUS PROVISIONS
     Section 9.01. Amendment; Waiver.
          This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived unless from time to time by:
          (a) The mutual agreement of the Issuer, the Trustee, the Backup Servicer, the Collateral Manager, the Servicer and the Special Servicer, without the consent of any of the CLO Noteholder or the Rating Agencies, (i) to cure any ambiguity, (ii) to correct or supplement any provision(s) herein which may be inconsistent with any other provision(s) herein or in the offering memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose, provided that such action shall not adversely affect in any material respect the interests of any CLO Noteholder or the Certificateholder without the consent of such CLO Noteholder or the Certificateholder and the Rating Agencies.
          (b) The mutual agreement of the Issuer, the Trustee, the Backup Servicer, the Collateral Manager, the Servicer and the Special Servicer, upon receipt of a Rating Agency Confirmation, for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement or of modifying in any manner the rights of the CLO Noteholders or the Certificateholder.
          Promptly after the execution of any amendment to this Agreement, the Issuer or the Trustee shall furnish written notification of the substance of such amendment to each CLO Noteholder and each Rating Agency.

     Section 9.02. Governing Law.
          This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.
     Section 9.03. Notices.
          All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)	if to the Issuer, at:

c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

With a copy to:

c/o CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor,
Chevy Chase, Maryland, 20815,
Attention: Securitization Department

(b)	if to the Servicer or the Special Servicer, as the case may be, at:

4445 Willard Avenue, 12th Floor,
Chevy Chase, Maryland, 20815,
Attention: Securitization Department.

(c)	if to the Collateral Manager, at:

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor,
Chevy Chase, Maryland, 20815,
Attention: Securitization Department

(d)	if to the Trustee, at:

9062 Old Annapolis Road
Columbia, Maryland 20145
Attention: CapitalSource Real Estate Loan Trust 2006-A

(e)	if to the Backup Servicer, at:

9062 Old Annapolis Road
Columbia, Maryland 20145
Attention: CapitalSource Real Estate Loan Trust 2006-A
          Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.
          To the extent that any demand, notice or communication hereunder is given to the Servicer or the Special Servicer, as the case may be, by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer or the Special Servicer, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer or the Special Servicer, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Servicer or the Special Servicer, as the case may be, with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.
     Section 9.04. Severability of Provisions.
          If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
     Section 9.05. Inspection and Audit Rights.
          The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the

Servicer and the Special Servicer, as the case may be, relating to the Collateral Obligations, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Collateral Obligations with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section 9.05 shall be borne by the Issuer.
     Section 9.06. Binding Effect; No Partnership; Counterparts.
          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Any assignment consented to by the Issuer in accordance with the Indenture shall bind the assignee hereunder in the same manner as the Servicer is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Servicer. This Agreement shall not be assigned by the Issuer without the prior written consent of the Servicer and the Trustee (subject to the satisfaction of the Rating Agency Condition), except in the case of assignment by the Issuer to (i) an entity that is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound hereunder and thereunder or (ii) the Trustee as contemplated by the Indenture (and, in connection therewith, the Servicer agrees to be bound by the terms of the Indenture applicable to it). In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Servicer such documents as the Servicer shall consider reasonably necessary to effect fully such assignment.
          The Collateral Manager may assign this Agreement or any of its rights, powers, duties or obligations hereunder to the same extent that it may assign the Collateral Management Agreement or any of its rights, powers, duties or obligations thereunder.
          Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts (including by facsimile or other electronic means), each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
     Section 9.07. Protection of Confidential Information.
          The Servicer and the Special Servicer shall keep confidential and shall not divulge to any party (other than (i) the Rating Agencies with respect to any information which they are entitled to receive hereunder or pursuant to the Indenture or (ii) an Affiliate of the Seller with respect to any information), without the Issuer’s prior written consent, any information pertaining to the Collateral Obligations, the Collateral or the Obligors except to the extent that (a) it is appropriate for the Servicer or the Special Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies in connection with performing its obligations hereunder, (ii) in accordance with Accepted Servicing Practices or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer or the Special Servicer, as the case may be, is disseminating general statistical information relating to the assets being serviced by the Servicer or the Special Servicer, as the case may be, (including the Collateral Obligations) so long as the Servicer or the Special Servicer does not identify the Obligors. Unless prohibited by law, statute, rule or court order, Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii) and provide the Issuer with the opportunity to seek an order of protection or an order limiting any such required disclosure; provided, however, the Servicer or the Special Servicer, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.
     Section 9.08. General Interpretive Principles.
          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
          (c) references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;
          (d) reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;
          (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
          (f) the term “include” or “including” shall mean without limitation by reason of enumeration; and
          (g) the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.
     Section 9.09. Further Agreements.
          Each party hereto agrees:

          (a) to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other and as may be necessary or appropriate to effectuate the purposes of this Agreement; and
          (b) neither the Servicer nor the Special Servicer, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Collateral Obligations.
     Section 9.10. Rating Agency Notices.
          The Issuer (or the Collateral Manager, acting on behalf of the Issuer) shall deliver written notice of the following events to (i) Standard & Poor’s Rating Services, 55 Water Street 41st Floor, New York, New York 10041-0003, Attention: Structured Finance Ratings, Asset-Backed Securities CBO/CLO Surveillance (and by electronic mail at cdosurveillance@standardandpoors.com), (ii) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10017, Attention: CBO/CLO Monitoring (or by electronic mail at cdomonitoring@moodys.com), and (iii) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Real Estate Loan CDOs, Performance Analytics (or by electronic mail at cdo.surveillance@deriviativefitch.com) promptly following the occurrence thereof: (a) any amendment to this Agreement or any other documents included in the Indenture; (b) any notices of any Event of Default delivered to or by the Servicer or the Special Servicer; (c) any change in or the termination of the Collateral Manager; (d) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer; (e) any inspection results received in writing (whether structural, environmental or otherwise) of any Collateral Obligation; (f) final payment to any holder of a CLO Note rated by such Rating Agency; and (g) any change in a property manager. In addition, the Issuer shall deliver copies of or make available the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: (1) the Trustee reports under the Indenture and (2) reports issued to the CLO Noteholders under the Indenture. The Servicer or the Special Servicer and the Issuer also shall furnish such other information regarding the Collateral Obligations as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement. Any Rating Agency Confirmation required hereunder shall be in writing.
     Section 9.11. Limited Recourse and Non-Petition.
          (a) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely from the Collateral as contemplated hereby in accordance with the Priority of Payments, and, following realization of the Collateral, all obligations of, and all claims of the Servicer, the Special Servicer, the Collateral Manager and the Trustee against, the Issuer under this Agreement shall be extinguished and shall not thereafter revive. Each of the Issuer, the Servicer, the Special Servicer, the Collateral Manager, the Backup Servicer and the Trustee hereby agrees and acknowledges that the each party’s obligations hereunder will be solely the corporate obligations of such party, and that none of the such parties will have any recourse to any of the members, managers, shareholders, partners, directors, officers, employees, shareholders or Affiliates of such parties with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.
          (b) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Backup Servicer and the Trustee hereby agree not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager, the Backup Servicer or the Trustee of any amounts due pursuant to this Agreement until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all CLO Notes.
          (c) The provisions of this Section 9.11 shall survive the termination of this Agreement for any reason whatsoever.
     Section 9.12. Notices to Affiliates. Notwithstanding any other provision of this Agreement, so long as any or all of the Collateral Manager, the Servicer and the Special Servicer are Affiliates, any notices between such two or more such parties that are each Affiliates shall be deemed to have occurred immediately, and no actual written or oral notice shall be required.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the Issuer, the Servicer, the Special Servicer, the Collateral Manager, the Backup Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A., as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

	By:	/s/ J. CHRISTOPHER MURPHY

Name: J. Christopher Murphy
Title: Financial Services Officer

CAPITALSOURCE FINANCE LLC, as Servicer, Special Servicer and Collateral Manager

By:	/s/ NAV SWAMY

Name: Nav Swamy
Title: Director of Securitizations

WELLS FARGO BANK, N.A., as Trustee and Backup Servicer

By:	/s/ KAREN J. RIDGEWAY

Name: Karen J. Ridgeway
Title: Vice President